FIRST HORIZON ASSET SECURITIES INC.

                                    Depositor

                       FIRST HORIZON HOME LOAN CORPORATION

                                 Master Servicer

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

              -----------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2005

              -----------------------------------------------------

                FIRST HORIZON MORTGAGE PASS-THROUGH TRUST 2005-2

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-2

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I DEFINITIONS.............................................................................................6

ARTICLE II CONVEYANCE OF MORTGAGE LOANS;  REPRESENTATIONS AND WARRANTIES.........................................38
   SECTION 2.1 Conveyance of Mortgage Loans......................................................................38
   SECTION 2.2 Acceptance by Trustee of the Mortgage Loans.......................................................42
   SECTION 2.3 Representations and Warranties of the Master Servicer;  Covenants of the Seller...................44
   SECTION 2.4 Representations and Warranties of the Depositor as to the Mortgage Loans..........................46
   SECTION 2.5 Delivery of Opinion of Counsel in Connection with Substitutions...................................46
   SECTION 2.6 Execution and Delivery of Certificates............................................................47
   SECTION 2.7 REMIC Matters.....................................................................................47

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.......................................................47
   SECTION 3.1 Master Servicer to Service Mortgage Loans.........................................................47
   SECTION 3.2 Subservicing; Enforcement of the Obligations of Servicers.........................................49
   SECTION 3.3 Rights of the Depositor and the Trustee in Respect of the Master Servicer.........................49
   SECTION 3.4 Trustee to Act as Master Servicer.................................................................50
   SECTION 3.5 Collection of Mortgage Loan Payments; Certificate Account; Distribution Account...................50
   SECTION 3.6 Collection of Taxes, Assessments and Similar Items; Escrow Accounts...............................53
   SECTION 3.7 Access to Certain Documentation and Information Regarding the Mortgage Loans......................54
   SECTION 3.8 Permitted Withdrawals from the Certificate Account and Distribution Account.......................54
   SECTION 3.9 Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies........................56
   SECTION 3.10 Enforcement of Due-on-Sale Clauses; Assumption Agreements........................................58
   SECTION 3.11 Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans..................59
   SECTION 3.12 Trustee to Cooperate; Release of Mortgage Files..................................................62
   SECTION 3.13 Documents Records and Funds in Possession of Master Servicer to be Held for the Trustee..........62
   SECTION 3.14 Master Servicing Compensation....................................................................63
   SECTION 3.15 Access to Certain Documentation..................................................................63
   SECTION 3.16 Annual Statement as to Compliance................................................................64
   SECTION 3.17 Annual Independent Public Accountants' Servicing Statement; Financial Statements.................64
   SECTION 3.18 Errors and Omissions Insurance; Fidelity Bonds...................................................65

                                       i
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
ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER.....................................................65
   SECTION 4.1 Advances..........................................................................................65
   SECTION 4.2 Priorities of Distribution........................................................................65
   SECTION 4.3 Method of Distribution............................................................................72
   SECTION 4.4 Allocation of Losses..............................................................................73
   SECTION 4.5 Reserved..........................................................................................75
   SECTION 4.6 Monthly Statements to Certificateholders..........................................................75
   SECTION 4.7 [RESERVED]........................................................................................77
   SECTION 4.8 [RESERVED]........................................................................................77
   SECTION 4.9 Determination of Pass-Through Rates for LIBOR Certificates........................................77

ARTICLE V THE CERTIFICATES.......................................................................................79
   SECTION 5.1 The Certificates..................................................................................79
   SECTION 5.2 Certificate Register; Registration of Transfer and Exchange of Certificates.......................79
   SECTION 5.3 Mutilated, Destroyed, Lost or Stolen Certificates.................................................85
   SECTION 5.4 Persons Deemed Owners.............................................................................85
   SECTION 5.5 Access to List of Certificateholders' Names and Addresses.........................................85
   SECTION 5.6 Maintenance of Office or Agency...................................................................86

ARTICLE VI THE DEPOSITOR AND THE MASTER SERVICER.................................................................86
   SECTION 6.1 Respective Liabilities of the Depositor and the Master Servicer...................................86
   SECTION 6.2 Merger or Consolidation of the Depositor or the Master Servicer...................................86
   SECTION 6.3 Limitation on Liability of the Depositor, the Master Servicer and Others..........................86
   SECTION 6.4 Limitation on Resignation of Master Servicer......................................................87

ARTICLE VII DEFAULT..............................................................................................87
   SECTION 7.1 Events of Default.................................................................................87
   SECTION 7.2 Trustee to Act; Appointment of Successor..........................................................89
   SECTION 7.3 Notification to Certificateholders................................................................91

ARTICLE VIII CONCERNING THE TRUSTEE..............................................................................91
   SECTION 8.1 Duties of Trustee.................................................................................91
   SECTION 8.2 Certain Matters Affecting the Trustee.............................................................92
   SECTION 8.3 Trustee Not Liable for Certificates or Mortgage Loans.............................................94
   SECTION 8.4 Trustee May Own Certificates......................................................................94
   SECTION 8.5 Trustee's Fees and Expenses.......................................................................94
   SECTION 8.6 Eligibility Requirements for Trustee..............................................................95
   SECTION 8.7 Resignation and Removal of Trustee................................................................95
   SECTION 8.8 Successor Trustee.................................................................................96
   SECTION 8.9 Merger or Consolidation of Trustee................................................................97
   SECTION 8.10 Appointment of Co-Trustee or Separate Trustee....................................................97
   SECTION 8.11 Tax Matters......................................................................................98
   SECTION 8.12 Periodic Filings................................................................................100

ARTICLE IX TERMINATION..........................................................................................101
   SECTION 9.1 Termination upon Liquidation or Purchase of all Mortgage Loans...................................101
   SECTION 9.2 Final Distribution on the Certificates...........................................................101
   SECTION 9.3 Additional Termination Requirements..............................................................102

ARTICLE X [RESERVED]............................................................................................103

                                       ii
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
ARTICLE XI MISCELLANEOUS PROVISIONS.............................................................................103
   SECTION 11.1 Amendment.......................................................................................103
   SECTION 11.2 Recordation of Agreement; Counterparts..........................................................105
   SECTION 11.3 Governing Law...................................................................................105
   SECTION 11.4 Intention of Parties............................................................................105
   SECTION 11.5 Notices.........................................................................................106
   SECTION 11.6 Severability of Provisions......................................................................107
   SECTION 11.7 Assignment......................................................................................107
   SECTION 11.8 Limitation on Rights of Certificateholders......................................................107
   SECTION 11.9 Inspection and Audit Rights.....................................................................108
   SECTION 11.10 Certificates Nonassessable and Fully Paid......................................................108
   SECTION 11.11 Limitations on Actions; No Proceedings.........................................................108
   SECTION 11.12 Acknowledgment of Seller.......................................................................109


                                    SCHEDULES

Schedule I:           Mortgage Loan Schedule                                                                 S-I-1
Schedule II:          Representations and Warranties of the Master Servicer                                 S-II-1
Schedule III:         Form of Monthly Master Servicer Report                                               S-III-1
Schedule IV:          Principal Balance Schedules                                                           S-IV-1

                                    EXHIBITS

Exhibit A-1:          Form of Senior Certificate                                                               A-1
Exhibit B:            Form of Subordinated Certificate                                                         B-1
Exhibit C:            Form of Residual Certificate                                                             C-1
Exhibit D:            Form of Reverse of Certificates                                                          D-1
Exhibit E:            Form of Initial Certification                                                            E-1
Exhibit F:            Form of Delay Delivery Certification                                                     F-1
Exhibit G:            Form of Subsequent Certification of Custodian                                            G-1
Exhibit H:            Transfer Affidavit                                                                       H-1
Exhibit I:            Form of Transferor Certificate                                                           I-1
Exhibit J:            Form of Investment Letter [Non-Rule 144A]                                                J-1
Exhibit K:            Form of Rule 144A Letter                                                                 K-1
Exhibit L:            Request for Release (for Trustee)                                                        L-1
Exhibit M:            Request for Release (Mortgage Loan)                                                      M-1

         THIS POOLING AND SERVICING AGREEMENT, dated as of March 1, 2005, among FIRST HORIZON ASSET SECURITIES INC., a Delaware corporation, as depositor (the "Depositor"), FIRST HORIZON HOME LOAN CORPORATION, a Kansas corporation, as master servicer (the "Master Servicer"), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as trustee (the "Trustee").

                                 WITNESSETH THAT

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of three separate REMICs. The Certificates will represent the entire beneficial ownership interest in the Trust Fund. The Regular Certificates will represent "regular interests" in the Middle REMIC. The Class I-A-R Certificates will represent the residual interests in the Lower REMIC, Middle REMIC and Upper REMIC, as described in Section 2.7. The "latest possible maturity date" for federal income tax purposes of all REMIC regular interests created hereby will be the Latest Possible Maturity Date.

         The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):



                  [Remainder of Page Intentionally Left Blank]

--------------------------------------------------------------------------------------------------------------------
                             Initial Class                                     Minimum          Integral Multiples
   Class Designation      Certificate Balance      Pass-Through Rate        Denominations      in Excess of Minimum
--------------------------------------------------------------------------------------------------------------------
      Class I-A-1            $    67,153,000.00          5.500%              $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-2            $    26,771,000.00          5.500%              $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-3            $    44,695,000.00          5.500%              $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-4            $    22,645,000.00          5.500%              $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-5            $    41,739,000.00       variable(1)            $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-6            $    10,482,238.00       variable(2)            $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-7            $     4,695,762.00       variable(3)            $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-8            $     8,986,000.00          5.500%              $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
     Class I-A-PO            $     1,816,672.00           (6)                $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
      Class I-A-R            $           100.00          5.500%              $         100             N/A
--------------------------------------------------------------------------------------------------------------------
     Class II-A-1            $    21,000,000.00          5.000%              $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
     Class II-A-2            $     1,252,000.00          5.000%              $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
     Class II-A-PO           $       217,697.00           (6)                $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
     Class III-A-1           $    22,879,730.00       variable(4)            $      25,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
     Class III-A-2           $     2,296,270.00       variable(5)            $     500,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
       Class B-1             $     3,691,000.00       variable(7)            $     100,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
       Class B-2             $     1,419,000.00       variable(7)            $     100,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
       Class B-3             $       710,000.00       variable(7)            $     100,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
       Class B-4             $       567,000.00       variable(7)            $     100,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
       Class B-5             $       426,000.00       variable(7)            $     100,000         $       1,000
--------------------------------------------------------------------------------------------------------------------
       Class B-6             $       426,570.09       variable(7)            $     100,000         $       1,000
--------------------------------------------------------------------------------------------------------------------


(1) The Pass-Through Rate with respect to any Distribution Date for the Class I-A-5 Certificates is the per annum rate equal to (a) 3.30% with respect to the first Distribution Date, and (b) thereafter, the lesser of (i) LIBOR plus 0.60% and (ii) 7.50%, subject to a minimum rate of 0.60%.

(2) The Pass-Through Rate with respect to any Distribution Date for the Class I-A-6 Certificates is the per annum rate equal to (a) 13.1402% with respect to the first Distribution Date, and (b) thereafter, the lesser of (i) 23.89127245% minus (3.98187874 x LIBOR) and (ii) 23.89127245%, subject to a minimum rate of 0.00%.

(3) The Pass-Through Rate with respect to any Distribution Date for the Class I-A-7 Certificates is the per annum rate equal to (a) 8.00% with respect to the first Distribution Date, and (b) thereafter, the lesser of (i) 61.33191401% minus (8.88865234 x LIBOR) and (ii) 8.00%, subject to a minimum rate of 0.00%.

(4) The Pass-Through Rate with respect to any Distribution Date for the Class III-A-1 Certificates is the per annum rate equal to (a) 3.20% with respect to the first Distribution Date, and (b) thereafter, the lesser of (i) LIBOR plus 0.50% and (ii) 7.00%, subject to a minimum rate of 0.50%.

(5) The Pass-Through Rate with respect to any Distribution Date for the Class III-A-2 Certificates is the per annum rate equal to (a) 38.18005% with respect to the first Distribution Date, and (b) thereafter, the lesser of (i) Group III Inverse Floater Cap Percentage minus (Group III Inverse Floater Leverage Percentage x LIBOR) and (ii) Group III Inverse Floater Cap Percentage subject to a minimum rate of 0.00%.

(6) The Class I-A-PO and Class II-A-PO are principal only certificates and will not accrue interest.

(7) The Pass-Through Rate on each Class of Subordinated Certificates is variable and will be equal to the weighted average of the Designated Mortgage Pool Rates, weighted on the basis of the Group Subordinate Amount for each Mortgage Pool. The initial Pass-Through Rate on each Class of Subordinated Certificates for the first Interest Accrual Period will be 5.538%.

Accretion Directed Certificates.......     The Class I-A-5, Class I-A-6 and Class I-A-7 Certificates.
Accrual Certificates..................     The Class I-A-8 Certificates.
Accrual Components....................     None.
Book-Entry Certificates...............     All Classes of Certificates other than the Physical Certificates.
Certificate Group.....................     With respect to Pool I, the Group I Senior Certificates, with respect to Pool II, the Group II Senior Certificates and with respect to Pool
                                           III, the Group III Senior Certificates. The Subordinated Certificates
                                           correspond to all of the Mortgage Pools.
COFI Certificates.....................     None.
Component Certificates................     None.
Components............................     None.
Delay Certificates....................     All interest-bearing Classes of Certificates other than the Non-Delay
                                           Certificates, if any.
ERISA-Restricted Certificates.........     The Residual Certificates, Private Certificates and Certificates of
                                           any Class that no longer satisfy the applicable rating requirement of the Underwriters' Exemption.
Floating Rate Certificates............     The Class I-A-5 and Class III-A-1 Certificates.
Group I Senior Certificates...........     The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5,
                                           Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-PO and Class I-A-R
                                           Certificates.
Group II Senior Certificates..........     The Class II-A-1, Class II-A-2 and Class II-A-PO Certificates.
Group III Senior Certificates.........     The Class III-A-1 and Class III-A-2 Certificates.
Inverse Floating Rate Certificates....     The Class I-A-6, Class I-A-7 and Class III-A-2 Certificates.
LIBOR Certificates....................     The Class I-A-5, Class I-A-6, Class I-A-7, Class III-A-1 and Class
                                           III-A-2 Certificates.
NAS Certificates......................     None.
Non-Delay Certificates................     The LIBOR Certificates.
Notional Certificates.................     None.
Offered Certificates..................     All Classes of Certificates other than the Principal Only Certificates and the Private Certificates.
Physical Certificates.................     The Residual Certificates, the Principal Only Certificates and the
                                           Private Certificates.
Planned Principal Classes.............     The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates.
Principal Only Certificates...........     The Class I-A-PO and Class II-A-PO Certificates.
Private Certificates..................     The Class B-4, Class B-5 and Class B-6 Certificates.
Rating Agencies.......................     Fitch and Moody's; except that, for purposes of the Class B-1, B-2, Class
                                           B-3, Class B-4 and Class B-5 Certificates, Fitch shall be the sole
                                           Rating Agency.

Regular Certificates..................     All Classes of Certificates, other than the Residual Certificates.
Residual Certificates............          The Class I-A-R Certificates.
Retail/Lottery Certificates...........     None.
Scheduled Certificates................     None.
Senior Certificates...................     The Group I Senior Certificates, Group II Senior Certificates and Group
                                           III Senior Certificates, collectively.
Senior Support Certificates...........     None.
Subordinated Certificates.............     The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
                                           Certificates.
Super Senior Certificates.............     The Class II-A-1 Certificates.
Super Senior Support Certificates.....     The Class II-A-2 Certificates.
Support Classes.......................     None.
Targeted Principal Classes............     The Class I-A-5, Class I-A-6 and Class I-A-7 Certificates.
Underwriters..........................     UBS Securities LLC and Credit Suisse First Boston LLC.


         With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accretion Termination Date: For the Accrual Certificates, the earlier of (x) the Cross-over Date and (y) the Distribution Date on which the Class Certificate Balance of the Accretion Directed Certificates has been reduced to zero.

         Accrual Amount: For each Distribution Date through the Accretion Termination Date and the Accrual Certificates, an amount equal to the sum of (a) Accrued Certificate Interest in respect of the Accrual Certificates in accordance with clause (i) of Section 4.2(a), and (b) amounts allocable to the Accrual Certificates in accordance with clause (ii) of Section 4.2(a), in each case on such Distribution Date.

         Accrued Certificate Interest: For any Class of Certificates entitled to distributions of interest for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Class Certificate Balance of such Class of Certificates immediately prior to such Distribution Date, less such Class' share of any Net Interest Shortfall, allocable among the outstanding Classes of Senior Certificates of the related Certificate Group based on the Accrued Certificate Interest otherwise distributable thereto, and allocable to the Subordinated Certificates based on interest accrued on their related Apportioned Principal Balances.

         Adjusted Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Master Servicing Fee Rate.

         Adjusted Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

         Advance: The payment required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.1, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

         Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

         Allocable Share: With respect to any Class of Subordinated Certificates on any Distribution Date, such Class' pro rata share (based on the Class Certificate Balance of each Class entitled thereto) of the Subordinated Optimal Principal Amount for all of the Mortgage Pools; provided that solely for purposes of this definition, the applicable Subordinated Optimal Principal Amount for each Mortgage Pool will be reduced by the amounts required to be distributed to the related Class PO Certificates in respect of the applicable Class PO Deferred Amount on such Distribution Date, and any such reduction in the applicable Subordinate Optimal Principal Amount for Pool I, Pool II or Pool III shall reduce the amounts calculated pursuant to clauses (1), (4), (2), (3) and (5) of the definition thereof, in that order, and the Class Certificate Balances of each class of Subordinated Certificates will be reduced by such amounts in reverse order of priority until the respective Class Certificate Balances of each class of Subordinated Certificates has been reduced to zero; provided further that, except as provided in this Agreement, no Subordinated Certificates (other than the Class of Subordinated Certificates with the highest priority of distribution) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for such Class is satisfied for such Distribution Date.

         Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the applicable subaccount of the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments on the related Mortgage Pool received after the related Prepayment Period and Liquidation Proceeds in the related Mortgage Pool received in the month of such Distribution Date and (ii) all Scheduled Payments in the related Mortgage Pool due after the related Due Date.

         Apportioned Principal Balance: For any Class of Subordinated Certificates and any Distribution Date, an amount equal to the Class Certificate Balance of such Class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for such Distribution Date and the denominator of which is the sum of the Group Subordinate Amounts for such Distribution Date.

         Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; (ii) with respect to a Refinancing Mortgage Loan other than a Streamlined Documentation Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan; and (iii) with respect to a Streamlined Documentation Mortgage Loan, (a) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was 90% or less, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of the Original Mortgage Loan and (b) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was greater than 90%, the value of the Mortgaged Property based upon the appraisal (which may be a drive-by appraisal) made at the time of the origination of such Streamlined Documentation Mortgage Loan.

         Available Funds: For each Mortgage Pool, with respect to any Distribution Date, an amount equal to the sum of:

         (a) all scheduled installments of interest, net of the Master Servicing Fee, the Trustee Fee and any amounts due to First Horizon in respect of the Retained Yield on such Distribution Date, and all scheduled installments of principal due in respect of the Mortgage Loans in such Mortgage Pool on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any Advances in respect thereof;

         (b) all Insurance Proceeds, all Liquidation Proceeds and all Unanticipated Recoveries received in respect of the Mortgage Loans in such Mortgage Pool during the calendar month before the Distribution Date, which in each case is net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any;

         (c) all Principal Prepayments received in respect of the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, plus interest received thereon, net of any Prepayment Interest Excess;

         (d) any Compensating Interest in respect of Principal Prepayments in Full received in respect of the Mortgage Loans in such Mortgage Pool during the related Prepayment Period (or, in the case of the first Distribution Date, from the Cut-off Date); and

         (e) any Substitution Adjustment Amount or the Purchase Price for any Deleted Mortgage Loan in the related Mortgage Pool or a Mortgage Loan in the related Mortgage Pool repurchased by the Seller or the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts that the Master Servicer is entitled to be reimbursed for out of the Certificate Account pursuant to this Agreement.

         Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

         Bankruptcy Coverage Termination Date: The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

         Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it. As of any Distribution Date on or after the Cross-over Date, the Bankruptcy Loss Coverage Amount will be zero.

         Blanket Mortgage: The mortgage or mortgages encumbering the Cooperative Property.

         Book-Entry Certificates:  As specified in the Preliminary Statement.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of Dallas, or the State of Texas or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

         Certificate Account: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.5 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "First Horizon Home Loan Corporation in trust for the registered holders of First Horizon Asset Securities Inc. Mortgage Pass-Through Certificates, Series 2005-2."

         Certificate Group:  As specified in the Preliminary Statement.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: With respect to any Certificate and as of any Distribution Date, the Certificate Principal Balance on the date of the initial issuance of such Certificate, as reduced by:

         (a) all amounts distributed on previous Distribution Dates on such Certificate on account of principal,

         (b) the principal portion of all Realized Losses previously allocated to such Certificate, and

         (c) in the case of a Subordinated Certificate, such Certificate's pro rata share, if any, of the Subordinated Certificate Writedown Amount for previous Distribution Dates.

         Certificate Register: The register maintained pursuant to Section 5.2 hereof.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Seller or any affiliate or agent of the Depositor or the Seller shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

         Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

         Class Certificate Balance: With respect to any Class of Certificates and as of any Distribution Date the aggregate of the Class Certificate Balances of all Certificates of such Class as of such date, plus the amount of any Unanticipated Recoveries added to the Class Certificate Balance of such Class of Certificate pursuant to Section 4.2(j).

         Class I-A PO Deferred Amount: With respect to the Class I-A-PO Certificates and any Distribution Date through the Cross-over Date, the sum of
(1) the Class I-A-PO Percentage of the principal portion of Non-Excess Losses on a Discount Mortgage Loan in Pool I allocated to the Class I-A-PO Certificates on such date, and (2) all amounts previously allocated to the Class I-A-PO Certificates in respect of such losses and not distributed to the Class I-A-PO Certificates on prior Distribution Dates.

         Class I-A-PO Percentage: (a) With respect to any Discount Mortgage Loan in Pool I, the fraction, expressed as a percentage, equal to (5.50% - NMR of the Mortgage Loans in Pool I) divided by 5.50%, and (b) with respect to any Non-Discount Mortgage Loan in Pool I, 0%.

         Class II-A PO Deferred Amount: With respect to the Class II-A-PO Certificates and any Distribution Date through the Cross-over Date, the sum of
(1) the Class II-A-PO Percentage of the principal portion of Non-Excess Losses on a Discount Mortgage Loan in Pool II allocated to the Class II-A-PO Certificates on such date, and (2) all amounts previously allocated to the Class II-A-PO Certificates in respect of such losses and not distributed to the Class II-A-PO Certificates on prior Distribution Dates.

         Class II-A-PO Percentage: (a) With respect to any Discount Mortgage Loan in Pool II, the fraction, expressed as a percentage, equal to (5.00% - NMR of the Mortgage Loans in Pool II) divided by 5.00%, and (b) with respect to any Non-Discount Mortgage Loan in Pool II, 0%.

         Class III-A-1 Percentage -- (a) With respect to any Mortgage Loan in Pool III with a Net Mortgage Rate less than 7.00%, the fraction, expressed as a percentage, equal to the Net Mortgage Rate divided by 7.00%, and (b) with respect to any Mortgage Loan in Pool III with a Net Mortgage Rate equal to or greater than 7.00%, 100%.

         Class III-A-1 Principal Distribution Amount: For any Distribution Date, the sum of:

         (a) The Class III-A-1 Percentage of all scheduled payments of principal due on each Mortgage Loan in Pool III multiplied by the related Senior Percentage, and

         (b) the applicable Class III-A-1 Percentage of (i) all full and partial prepayments of principal due on each Mortgage Loan in Pool III multiplied by the related Senior Prepayment Percentage and
              (ii) all Unanticipated Recoveries in respect of each Mortgage Loan in such Mortgage Poan received during the calendar month preceding such Distribution Date;

         (c)  the lesser of:

              (i) the related Senior Prepayment Percentage of the sum of (x) the Class III-A-1 Percentage of the net liquidation proceeds allocable to principal on each Mortgage Loan in such Mortgage Poan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the Class III-A-1 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

              (ii) (i) the related Senior Percentage of the sum of (x) the Class
                   III-A-1 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the Class III-A-1 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy minus (ii) the Class III-A-1 Percentage of the related Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) for such Mortgage Poan during the related Prepayment Period; and

         (d) the related Senior Prepayment Percentage of the sum of (a) the Class III-A-1 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan which was repurchased by the seller in connection with such Distribution Date and (b) the difference, if any, between the Class III-A-1 Percentage of the Stated Principal Balance of a Mortgage Loan in such Mortgage Poan that has been replaced by the seller with a substitute Mortgage Loan pursuant to the pooling and servicing agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Mortgage Loan.

         Class III-A-2 Percentage: (a) With respect to any Mortgage Loan in Pool III with a Net Mortgage Rate less than 7.00%, the fraction, expressed as a percentage, equal to (7.00% - Net Mortgage Rate) divided by 7.00%, and (b) with respect to any Mortgage Loan in Pool III with a Net Mortgage Rate equal to or greater than 7.00%, 0%.

         Class III-A-2 Principal Distribution Amount: For any Distribution Date, the sum of:

         (a) The Class III-A-2 Percentage of all scheduled payments of principal due on each Mortgage Loan in Pool III multiplied by the related Senior Percentage, and

         (b) the applicable Class III-A-2 Percentage of all full and partial prepayments of principal due on each Mortgage Loan in Pool III multiplied by the related Senior Prepayment Percentage.

         (c)  the lesser of:

              (i) the related Senior Prepayment Percentage of the sum of (x) the Class III-A-2 Percentage of the net liquidation proceeds allocable to principal on each Mortgage Loan in such Mortgage Poan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the Class III-A-2 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

              (ii) (i) the related Senior Percentage of the sum of (x) the Class
                   III-A-2 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the Class III-A-2 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy minus (ii) the Class III-A-2 Percentage of the related Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) for such Mortgage Poan during the related Prepayment Period; and

         (d) the related Senior Prepayment Percentage of the sum of (a) the Class III-A-2 Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Poan which was repurchased by the seller in connection with such Distribution Date and (b) the difference, if any, between the Class III-A-2 Percentage of the Stated Principal Balance of a Mortgage Loan in such Mortgage Poan that has been replaced by the seller with a substitute Mortgage Loan pursuant to the pooling and servicing agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Mortgage Loan.

         Class PO Certificates:  The Principal Only Certificates.

         Class PO Deferred Amount: (a) With respect to the Class I-A-PO Certificates, the Class I-A-PO Deferred Amount; and (b) with respect to the Class II-A-PO Certificates, the Class II-A-PO Deferred Amount.

         Class PO Deferred Payment Writedown Amount: For any Distribution Date and any class of Class PO Certificates, the amount, if any, distributed on such date in respect of the related Class PO Deferred Amount pursuant to Section 4.2(a). The Subordinated Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the classes of Subordinated Certificates in inverse order of priority, until the Class Certificate Balance of each such class has been reduced to zero.

         Class PO Principal Distribution Amount: With respect to each Distribution Date and any class of Class PO Certificates, an amount equal to the sum of:

                   (1) the applicable PO Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Pool on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                   (2) the applicable PO Percentage of the Stated Principal
              Balance of each Mortgage Loan in the related Mortgage Pool which was the subject of a prepayment in full received by the Master Servicer during the related Prepayment Period;

                   (3) the applicable Class PO Percentage of (i) all partial
              prepayments of principal for each Mortgage Loan in the related Mortgage Pool received by the Master Servicer during the related Prepayment Period and (ii) all Unanticipated Recoveries in respect of each Mortgage Loan in the related Mortgage Pool received during the calendar month preceding such Distribution Date;

                   (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each Mortgage Loan in the related Mortgage Pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (b), and (b) the principal balance of each Mortgage Loan in the related Mortgage Pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

                   (5) the applicable PO Percentage of the sum of (a) the Stated
              Principal Balance of each Mortgage Loan in the related Mortgage Pool which has repurchased by the seller in connection with such Distribution Date, and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Mortgage Pool that has been replaced by the seller with a Substitute Mortgage Loan pursuant to this Agreement in connection with such Distribution Date and the Stated Principal Balance of such Substitute Mortgage Loan.

         For purposes of clauses (2) and (5) above, the Stated Principal Balance of a Mortgage Loan will be reduced by the amount of any Deficient Valuation that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero.

         Class Prepayment Distribution Trigger: For a Class of Subordinated Certificates (other than the Class of Subordinated Certificates with the highest priority of distribution), a trigger that is satisfied on any Distribution Date on which a fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Balance of such Class and each Class subordinate thereto, if any, and the denominator of which is the aggregate Pool Principal Balance for all of the Mortgage Pools with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date.

         Closing Date:  March 30, 2005.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COFI:  Not applicable.

         COFI Certificates:  Not applicable.

         Compensating Interest: As to any Distribution Date and any Principal Prepayment in respect of a Mortgage Loan that is received during the period from the sixteenth day of the month (or, in the case of the first Distribution Date, from the Cut-off Date) prior to the month of such Distribution Date through the last day of such month, an additional payment to the related Mortgage Pool made by the Master Servicer, to the extent funds are available from the Master Servicing Fee, equal to the amount of interest at the Adjusted Net Mortgage Rate for that Mortgage Loan from the date of the prepayment to the related Due Date; provided that the aggregate of all such payments as to the Mortgage Loans in a Mortgage Pool shall not exceed 0.0083% of the Pool Principal Balance of such Mortgage Pool as of the related Determination Date, and provided further that if a partial Principal Prepayment is applied on or after the first day of the month following the month of receipt, no additional payment is required for such Principal Prepayment.

         Component:  Not applicable.

         Component Balance:  Not applicable.

         Component Certificates:  Not applicable.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Coop Shares:  Shares issued by a Cooperative Corporation.

         Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

         Cooperative Unit: A single family dwelling located in a Cooperative Property.

         Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286 (Attn: Corporate Trust Mortgage-Backed Securities Group, First Horizon Asset Securities Inc. Series 2005-2), facsimile no. (212) 815-3986, and which is the address to which notices to and correspondence with the Trustee should be directed.

         Corresponding Classes: As to any Middle REMIC Interest identified in
Section 2.7, the Class or Classes that are identified in Section 2.7 as corresponding to such Middle REMIC Interest.

         Corresponding Classes of Middle REMIC Interests: As to any Lower REMIC Interest identified in Section 2.7, the Middle REMIC Interest or Middle REMIC Interests that are identified in Section 2.7 as corresponding to such Lower REMIC Interest.

         Cross-over Date: The Distribution Date on which the respective Class Certificate Balances of each Class of Subordinated Certificates have been reduced to zero.

         Custodial Agreement: The Custodial Agreement dated as of March 30, 2005 by and among the Trustee, the Master Servicer and the Custodian.

         Custodian: First Tennessee Bank National Association, a national banking association, and its successors and assigns, as custodian under the Custodial Agreement.

         Cut-off Date:  March 1, 2005.

         Cut-off Date Pool Principal Balance: With respect to Pool I, $234,976,316.25, with respect to Pool II, $23,058,108.19 and with respect to Pool III, $25,834,614.93.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.2 or 2.3.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.2(e).

         Delay Certificates:  As specified in the Preliminary Statement.

         Delay Delivery Mortgage Loans: The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to Trustee on the Closing Date. The number of Delay Delivery Mortgage Loans shall not exceed 25% of the aggregate number of Mortgage Loans as of the Closing Date.

         Deleted Mortgage Loan:  As defined in Section 2.3(b) hereof.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

         Depositor: First Horizon Asset Securities Inc., a Delaware corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Mortgage Pool Rates: With respect to Pool I, 5.500%, with respect to Pool II, 5.000% and with respect to Pool III, the Group III Net WAC.

         Determination Date: As to any Distribution Date, the earlier of (i) the third Business Day after the 15th day of each month, and (ii) the second Business Day prior to the related Distribution Date.

         Discount Mortgage Loan: Any Mortgage Loan in Pool I with a Net Mortgage Rate below 5.50% and any Mortgage Loan in Pool II with a Net Mortgage Rate below 5.00%.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.5 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered Holders of First Horizon Asset Securities Inc. Mortgage Pass-Through Certificates, Series 2005-2." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Account Deposit Date: As to any Distribution Date, 1:30 p.m. Central time on the Business Day immediately preceding such Distribution Date.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2005.

         Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF, as applicable) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: With respect to any ERISA-Restricted Certificate, a best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriters' Exemption.

         ERISA-Restricted Certificate:  As specified in the Preliminary
Statement.

         Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.6(a) hereof.

         Event of Default:  As defined in Section 7.1 hereof.

         Excess Loss: With respect to a Mortgage Pool, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Deficient Valuation realized after the Bankruptcy Coverage Termination Date.

         Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds, Insurance Proceeds and/or Unanticipated Recoveries in respect of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

        Expense Fee Rate: As to each Mortgage Loan, the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         First Horizon: First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation.

         Fitch: Fitch Ratings or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicer.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Fraud Loan: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

         Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

         Fraud Loss Coverage Amount: As of the Closing Date, $5,677,381. As of any Distribution Date from the first anniversary of the Cut-off Date and prior to the third anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will equal $2,838,690 minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the third to the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will equal (1) the lesser of (a) the Fraud Loss Coverage Amount as of the most recent anniversary of the Cut-off Date and (b) 1.0% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitations since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the earlier of the Cross-over Date or the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount shall be zero.

         Fraud Loss Coverage Termination Date: The date on which the Fraud Loss Coverage Amount is reduced to zero.

         Group I Senior Certificates: As specified in the Preliminary Statement.

         Group II Senior Certificates: As specified in the Preliminary
Statement.

         Group III Inverse Floater Cap Percentage: With respect to each Distribution Date and Pool III, the product of (x) the Group III Inverse Floater Leverage Percentage, and (y) 6.50%.

         Group III Inverse Floater Leverage Percentage: With respect to each Distribution Date and Pool III, the Group III NMR divided by the excess of 7.00% over the Group III NMR.

         Group III Net WAC: For each Interest Accrual Period, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Pool III.

         Group III NMR: With respect to each Distribution Date and Pool III, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool III (computed by subjecting the Net Mortgage Rate of each Mortgage Loan in Pool III to a cap of 7.00%), based on the Pool Principal Balance of Pool III for such Distribution Date.

         Group III Senior Certificates:  As specified in the Preliminary
Statement.

         Group Subordinate Amount: For a Mortgage Pool and any Distribution Date, the excess of (a) the Pool Principal Balance of such Mortgage Pool for the immediately preceding Distribution Date, over (b) the aggregate Class Certificate Balance of the Senior Certificates of the related Certificate Group immediately prior to that Distribution Date.

         Index:  Not applicable.

         Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

         Initial Bankruptcy Coverage Amount:  $150,000.

         Initial Component Balance:  Not applicable.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Accrual Period: With respect to each Class of Delay Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to any Non-Delay Certificates and any Distribution Date, the one month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

         Latest Possible Maturity Date: As to the Group I Senior Certificates, each Class of Subordinated Certificates, each Lower REMIC Interest, and each Middle REMIC Interest, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in Pool I having the latest scheduled maturity date as of the Cut-off Date. As to the Group II Senior Certificates, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in Pool II having the latest scheduled maturity date as of the Cut-off Date. As to the Group III Senior Certificates, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in Pool III having the latest scheduled maturity date as of the Cut-off Date.

         Lender PMI Mortgage Loan:  Not applicable.

         LIBOR: The London interbank offered rate for one month United States dollar deposits calculated in the manner described in Section 4.9.

         LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         LIBOR Certificates:  As specified in the Preliminary Statement.

         LIBOR Determination Date: For the LIBOR Certificates, the second LIBOR Business Day immediately preceding the commencement of each Interest Accrual Period for such Certificates.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

         Liquidation Proceeds: All cash amounts, other than Insurance Proceeds and Unanticipated Recoveries, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

         Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Loss Allocation Limitation:  As defined in Section 4.4(g).

         Lost Mortgage Note: Any Mortgage Note, the original of which was permanently lost or destroyed and has not been replaced.

         Lower REMIC: The segregated pool of assets consisting of the Trust Fund but excluding the Retained Yield, the Middle REMIC Interests, the Lower REMIC Interests, the RL Interest, the RM Interest, and the RU Interest.

         Lower REMIC Interests: The REMIC regular interests, within the meaning of the REMIC Provisions, issued by the Lower REMIC as set forth in Section 2.7.

         Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

         Master Servicer: First Horizon Home Loan Corporation, a Kansas corporation, and its successors and assigns, in its capacity as master servicer hereunder.

         Master Servicer Advance Date: As to any Distribution Date, 1:30 p.m. Central time on the Business Day immediately preceding such Distribution Date.

         Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

         Master Servicing Fee Rate: For each Mortgage Loan a per annum rate equal to 0.244%.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

         MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

         Middle REMIC: The segregated pool of assets consisting of the Lower REMIC Interests.

         Middle REMIC Interests: The REMIC regular interests, within the meaning of the REMIC Provisions, issued by the Middle REMIC as set forth in Section 2.7.

         MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

         MLPA: The Mortgage Loan Purchase Agreement dated as of March 30, 2005, by and between First Horizon Home Loan Corporation, as seller, and First Horizon Asset Securities Inc., as purchaser, as related to the transfer, sale and conveyance of the Mortgage Loans.

         MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.6.

         Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicer.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.1 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of mortgage loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute mortgage loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan:

              (1)  the loan number;

              (2) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

              (3)  the maturity date;

              (4)  the original principal balance;

              (5)  the Cut-off Date Principal Balance;

              (6)  the first payment date of the Mortgage Loan;

              (7)  the Scheduled Payment in effect as of the Cut-off Date;

              (8)  the Loan-to-Value Ratio at origination;

              (9) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

              (10) a code indicating whether the residential dwelling is either
                   (a) a detached single family dwelling (b) a dwelling in a de minimis PUD, (c) a condominium unit or PUD (other than a de minimis PUD), (d) a two-to-four unit residential property or
                   (e) a Cooperative Unit;

              (11) the Mortgage Rate;

              (12) the purpose for the Mortgage Loan;

              (13) the type of documentation program pursuant to which the
                   Mortgage Loan was originated;

              (14) the Master Servicing Fee for the Mortgage Loan; and

              (15) a code indicating whether the Mortgage Loan is a MERS
                   Mortgage Loan.

         Such schedule shall also set forth the total of the amounts described under (4) and (5) above for all of the Mortgage Loans.

         Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the Mortgage Loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Pool:  Any of Pool I, Pool II or Pool III.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any insurance premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

         Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

         Mortgagor:  The obligor(s) on a Mortgage Note.

         Net Mortgage Rate or "NMR": With respect to a Mortgage Loan, the Mortgage Rate thereof, less the Master Servicing Fee and the Trustee Fee with respect to the Mortgage Loan, expressed as a per annum percentage of its Stated Principal Balance.

         Net Interest Shortfall: For any Distribution Date and each Mortgage Pool, the sum of (a) the amount of interest which would otherwise have been received for any Mortgage Loan in such Mortgage Pool that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Deficient Valuation, after the exhaustion of the respective amounts of coverage for those types of losses provided by the Subordinated Certificates; and (b) any Net Prepayment Interest Shortfalls in respect of such Mortgage Pool.

         Net Prepayment Interest Shortfalls: As to any Distribution Date and each Mortgage Pool, the amount by which the aggregate of Prepayment Interest Shortfalls in respect of the Mortgage Loans or such Mortgage Pool during the related Prepayment Period exceeds an amount equal to the Compensating Interest paid in respect of such Mortgage Loans, if any, for such Distribution Date.

         Non-Class I-A-PO Percentage: (a) With respect to a Discount Mortgage Loan in Pool I, the fraction, expressed as a percentage, equal to the NMR divided by 5.50%, and (b) with respect to each Non-Discount Mortgage Loan in Pool I, 100%.

         Non-Class II-A-PO Percentage: (a) With respect to a Discount Mortgage Loan in Pool II, the fraction, expressed as a percentage, equal to the NMR divided by 5.00%, and (b) with respect to each Non-Discount Mortgage Loan in Pool II, 100%.

         Non-Delay Certificates:  As specified in the Preliminary Statement.

         Non-Discount Mortgage Loan: Any Mortgage Loan in Pool I with a Net Mortgage Rate that is equal to or greater than 5.50%, any Mortgage Loan in Pool II with a Net Mortgage Rate that is equal to or greater than 5.00% and all the Mortgage Loans in Pool III.

         Non-Excess Loss:  Any Realized Loss other than an Excess Loss.

         Non-PO Percentage: (a) With respect to Pool I, the Non-Class I-A-PO Percentage, (b) with respect to Pool II, the Non-Class II-A-PO Percentage.

         Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Notice of Final Distribution: The notice to be provided pursuant to
Section 9.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

         Notional Amount:  Not applicable.

         Notional Amount Component: Not applicable.

         Notional Certificates:  Not applicable.

         Offered Certificates:  As specified in the Preliminary Statement.

         Officer's Certificate: A Certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.1(a) hereof.

         Original Group Subordinate Amount: With respect to a Mortgage Pool, the related Group Subordinate Amount as of the Cut-off Date.

         Original Mortgage Loan: The Mortgage Loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

         Original Subordinated Principal Balance: The aggregate of the Class Certificate Balances of the Subordinated Certificates as of the Closing Date.

         OTS:  The Office of Thrift Supervision.

         Outside Reference Date:  Not applicable.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

         (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

         (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

         Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

         Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

              (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

              (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

              (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

              (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and/or the highest short-term ratings of each Rating Agency for such securities;

              (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

              (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation and receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

              (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

              (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's or S&P, such rating shall be the highest commercial paper rating of Moody's or S&P, as applicable, for any such securities);

              (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

              (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

         Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not
(a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding; provided, however, that if a person is classified as a partnership under the Code, such person shall only be a Permitted Transferee if all of its beneficial owners are described in subclauses (a), (b), (c) or (d) of clause (vi) and the governing documents of such person prohibits a transfer of any interest in such person to any person described in clause (vi). The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Physical Certificates:  As specified in the Preliminary Statement.

         Planned Balance: With respect to a class of the Planned Principal Classes and a Distribution Date, the balance for such Distribution Date and such class as reflected in the Principal Balance Schedules on Schedule IV.

         Planned Principal Classes:  As specified in the Preliminary Statement.

         PO Percentage: (a) With respect to Pool I, the Class I-A-PO Percentage, and (b) with respect to Pool II, the Class II-A-PO Percentage.

         Pool I: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool I.

         Pool II: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool II.

         Pool III: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool III.

         Pool Principal Balance: For each Mortgage Pool, with respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date, and for the first Distribution Date, as of the Closing Date, less any Principal Prepayments received on or after such Due Date and distributed to Certificateholders on the prior Distribution Date.

         Prepayment Interest Excess: As to any Principal Prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Master Servicer as additional master servicing compensation.

         Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received (a) during the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of such month, in the case of a Principal Prepayment in Full, or (b) during the month preceding the month of such Distribution Date, in the case of a partial Principal Prepayment, the amount, if any, by which one month's interest at the related Adjusted Mortgage Rate on such Principal Prepayment exceeds the amount of interest actually paid by the Mortgagor in connection with such Principal Prepayment.
         Prepayment Period: (a) With respect to any Principal Prepayments in Full and any Distribution Date, the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date, and (b) with respect to any other Principal Prepayments and any Distribution Date, the month preceding the month of such Distribution Date.

         Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

         Principal Balance Schedules: As specified in the Preliminary Statement.

         Principal Only Certificates: As specified in the Preliminary Statement.

         Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Private Certificates:  As specified in the Preliminary Statement.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

         PUD:  Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.2 or 2.3 hereof or purchased at the option of the Master Servicer pursuant to Section 3.11, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if the purchaser is the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, and (iii) any costs and damages incurred by the Trust in connection with the noncompliance of such Mortgage Loan with any specifically applicable predatory or abusive lending law.

         Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

         Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) any Liquidation Proceeds, Insurance Proceeds and/or Unanticipated Recoveries received during the month in which such liquidation occurred (or during the calendar month preceding the related Distribution Date, as applicable), to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         Reference Bank: A leading bank with an established place of business in London engaged in transactions in Eurodollar deposits in the international Eurocurrency market, not controlled by, or under the common control with, the Trustee.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Regular Certificates:  As specified in the Preliminary Statement.

         Relief Act: The Servicemembers Civil Relief Act or any similar state or local legislation or regulations.

         Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which interest collectible on such Mortgage Loan for the most recently ended calendar month is less than interest accrued thereon for such month pursuant to the Mortgage Note.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

         REMIC Pool: Either of the Lower REMIC, Middle REMIC or Upper REMIC.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits L and M, as appropriate.

         Required Coupon: With respect to Pool I, 5.250% per annum and with respect to Pool II, 4.750% per annum.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Required Recordation States: The states of Florida, Maryland and Mississippi.

         Residual Certificates:  As specified in the Preliminary Statement.

         Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Retail/Lottery Certificates:  Not applicable.

         Retained Yield: As to each Mortgage Loan and any Distribution Date, an amount payable to First Horizon Home Loan Corporation out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Retained Yield Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

         Retained Yield Rate: For any Mortgage Loan, a per annum rate equal to the excess of (a) the applicable Mortgage Rate over (b) the Required Coupon.

         RL Interest: The REMIC residual interest, within the meaning of the REMIC Provisions, issued by the Lower REMIC, which shall be represented by the Class I-A-R Certificate.

         RM Interest: The REMIC residual interest, within the meaning of the REMIC Provisions, issued by the Middle REMIC, which shall be represented by the Class I-A-R Certificate.

         RU Interest: The REMIC residual interest, within the meaning of the REMIC Provisions, issued by the Upper REMIC, which shall be represented by the Class I-A-R Certificate.

         Scheduled Balances:  Not applicable.

         Scheduled Certificates:  Not applicable.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         Securities Act: The Securities Act of 1933, as amended.

         Security Agreement: The security agreement with respect to a Cooperative Loan.

         Seller: First Horizon Home Loan Corporation, a Kansas corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans pursuant to the MLPA.

         Senior Certificates:  As specified in the Preliminary Statement.

         Senior Final Distribution Date: For each Certificate Group, the Distribution Date on which the Class Certificate Balance of each Class of related Senior Certificates has been reduced to zero.

         Senior Optimal Principal Amount: As to a Mortgage Pool and with respect to each Distribution Date, an amount equal to the sum of:

              (1) the related Senior Percentage of the applicable Non-PO Percentage of all Scheduled Payments of principal due on each Mortgage Loan in such Mortgage Pool on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

              (2) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Pool which was the subject of a Principal Prepayment in Full received by the Master Servicer during the applicable Prepayment Period;

              (3) the related Senior Prepayment Percentage of the applicable Non-PO Percentage of (i) all partial Principal Prepayments in respect of each Mortgage Loan in such Mortgage Pool received during the applicable Prepayment Period and (ii) all Unanticipated Recoveries received in respect of each Mortgage Loan in the related Mortgage Pool during the calendar month prior to such Distribution Date;

              (4)  the lesser of:

              (a) the related Senior Prepayment Percentage of the sum of (x) the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal on each Mortgage Loan in such Mortgage Pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the applicable Non-PO Percentage of the principal balance of each Mortgage Loan in such Mortgage Pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy; and

              (b) (i) the related Senior Percentage of the sum of (x) the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy minus (ii) the applicable Non-PO Percentage of the related Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) for such Mortgage Pool during the related Prepayment Period; and

              (5) the related Senior Prepayment Percentage of the sum of (a) the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in such Mortgage Pool which was repurchased by the seller in connection with such Distribution Date and (b) the difference, if any, between the applicable Non-PO Percentage of the Stated Principal Balance of a Mortgage Loan in such Mortgage Pool that has been replaced by the seller with a Substitute Mortgage Loan pursuant to this Agreement in connection with such Distribution Date and the Stated Principal Balance of such Substitute Mortgage Loan.

         Senior Percentage: On any Distribution Date for a Certificate Group, the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Class Certificate Balances of all Classes of Senior Certificates of such Certificate Group (other than the Class PO Certificates) immediately preceding such Distribution Date by the Pool Principal Balance of the related Mortgage Pool (excluding the aggregate of the applicable PO Percentage of the principal balance of each Discount Mortgage Loan in the related Mortgage Pool included therein) for the immediately preceding Distribution Date.

         Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, and as to each Certificate Group, the Senior Prepayment Percentages, described below:

--------------------------------------------------------------------------------
Period (Dates Inclusive)        Senior Prepayment Percentage
--------------------------------------------------------------------------------
April 2005 - March 2010         100%
--------------------------------------------------------------------------------
April 2010 - March 2011         the related Senior Percentage plus 70% of the
                                related Subordinated Percentage
--------------------------------------------------------------------------------
April 2011 - March 2012         the related Senior Percentage plus 60% of the
                                related Subordinated Percentage
--------------------------------------------------------------------------------
April 2012 - March 2013         the related Senior Percentage plus 40% of the
                                related Subordinated Percentage
--------------------------------------------------------------------------------
April 2013 - March 2014         the related Senior Percentage plus 20% of the
                                related Subordinated Percentage
--------------------------------------------------------------------------------
April 2014 and thereafter       the related Senior Percentage
--------------------------------------------------------------------------------

         Notwithstanding the foregoing, if the Senior Percentage for a Certificate Group on any Distribution Date exceeds the initial Senior Percentage for that Certificate Group, the Senior Prepayment Percentage for the Certificate Groups for that Distribution Date will equal 100%.

         In addition, no reduction of the Senior Prepayment Percentage for any Certificate Group below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date unless both of the following step down conditions are satisfied with respect to each Mortgage Pool, as of the last day of the month preceding such Distribution Date:

              (1) the aggregate Stated Principal Balance of Mortgage Loans in a Mortgage Pool delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure or subject to bankruptcy proceedings and Mortgage Loans with respect to which the related Mortgaged Property, including REO Property, has been acquired by the Trust) does not exceed 50% of the related Group Subordinate Amount as of such date; and

              (2) cumulative aggregate Realized Losses in each Mortgage Pool do not exceed:

                  (a) 30% of the related Original Group Subordinate Amount with respect to such Mortgage Pool if such Distribution Date occurs between and including April 2010 and March 2011;

                  (b) 35% of the related Original Group Subordinate Amount with respect to such Mortgage Pool if such Distribution Date occurs between and including April 2011 and March 2012;

                  (c) 40% of the related Original Group Subordinate Amount with respect to such Mortgage Pool if such Distribution Date occurs between and including April 2012 and March 2013;

                  (d) 45% of the related Original Group Subordinate Amount with respect to such Mortgage Pool if such Distribution Date occurs between and including April 2013 and March 2014; and

                  (e) 50% of the related Original Group Subordinate Amount with respect to such Mortgage Pool if such Distribution Date occurs during or after April 2014.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.9.

         Servicing Agreement: The servicing agreement, dated as of November 26, 2002 by and between First Horizon Asset Securities Inc. and its assigns, as owner, and First Tennessee Mortgage Services, Inc., as servicer.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         Servicing Rights Transfer and Subservicing Agreement: The servicing rights transfer and subservicing agreement, dated as of November 26, 2002, by and between First Horizon Home Loan Corporation, as transferor and subservicer, and First Tennessee Mortgage Services, Inc., as transferee and servicer.

         Special Hazard Coverage Termination Date: The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

         Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.9 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

              (1) normal wear and tear;

              (2) fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

              (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

              (4) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

              (5) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

              (i) by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces;

              (ii)  by military, naval or air forces; or

              (iii) by an agent of any such government, power, authority or forces;

              (6) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

              (7) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

         Special Hazard Loss Coverage Amount: Upon the initial issuance of the Certificates, $3,288,286. As of any Distribution Date, the Special Hazard Loss Coverage Amount will equal the greater of

              (a) 1.00% (or if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any single California zip code) of the outstanding principal balance of all the Mortgage Loans as of the related Determination Date; and

              (b) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance as of the related Determination Date,

less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitation. As of any Distribution Date on or after the Cross-over Date, the Special Hazard Loss Coverage Amount will be zero.

         Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

         S&P: Standard & Poor's Corporation, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

         Startup Day:  The Closing Date.

         Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

         Streamlined Documentation Mortgage Loan: Any Mortgage Loan originated pursuant to the Seller's Streamlined Loan Documentation Program then in effect.

         Subordinated Certificates:  As specified in the Preliminary Statement.

         Subordinated Certificate Writedown Amount: As of any Distribution Date, the amount by which (a) the sum of the Class Certificate Balances of all of the Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Class Certificate Balances of all of the Certificates on such Distribution Date, exceeds (b) the aggregate Pool Principal Balance for all of the Mortgage Pools on the first day of the month of such Distribution Date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

         Subordinated Optimal Principal Amount: With respect to each Mortgage Pool and each Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Balances of the Subordinated Certificates immediately prior to such Distribution Date):

              (1) the related Subordinated Percentage of the applicable Non-PO Percentage of all Scheduled Payments of principal due on each outstanding Mortgage Loan in the related Mortgage Pool on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

              (2) the related Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Mortgage Pool which was the subject of a Principal Prepayment in Full received by the Master Servicer during the related Prepayment Period;

              (3) the related Subordinated Prepayment Percentage of (i) all partial Principal Prepayments received in respect of each Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, plus,(ii) all Unanticipated Recoveries received in respect of each Mortgage Loan in the related Mortgage Pool during the calendar month prior to such Distribution Date, and (iii) on the Senior Final Distribution Date, 100% of any related Senior Optimal Principal Amount remaining undistributed on such date;

              (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Mortgage Pool, other than Mortgage Loans described in clause (b), and (b) the applicable Non-PO Percentage of the principal balance of each Mortgage Loan in the related Mortgage Pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy exceeds (c) the sum of the amounts distributable to the Senior Certificateholders (other than the holders of the Class PO Certificates) under clause (4) of the definition of applicable Senior Optimal Principal Amount on such Distribution Date; and

              (5) the related Subordinated Prepayment Percentage of the sum of
(a) the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Mortgage Pool which was repurchased by the seller in connection with such Distribution Date and (b) the difference, if any, between the applicable Non-PO Percentage of the Stated Principal Balance of a Mortgage Loan in the related Mortgage Pool that has been replaced by the seller with a Substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Stated Principal Balance of each such Substitute Mortgage Loan.

         Subordinated Percentage: For any Distribution Date and each Certificate Group, 100% minus the related Senior Percentage.

         Subordinated Prepayment Percentage: For any Distribution Date, 100% minus the Senior Prepayment Percentage.

         Subservicer: Any person to whom the Master Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.2 hereof.

         Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have an Adjusted Net Mortgage Rate not lower than the applicable Required Coupon; (iii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vi) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vii) comply with each representation and warranty set forth in Section 2.3 hereof.

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.3.

         Super Senior Certificates: As specified in the Preliminary Statement.

         Super Senior Support Certificates: As specified in the Preliminary Statement.

         Support Classes: Not Applicable.

         Targeted Balances: With respect to a class of TAC Certificates and any Distribution Date, the balance for such Distribution Date as reflected in the Principal Balance Schedules on Schedule IV.

         Targeted Principal Classes:  As specified in the Preliminary Statement.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and Treasury regulation ss. 301.6231(a)(7)-1. Initially, the Tax Matters Person shall be the Trustee.

         Tax Matters Person Certificate: The Class I-A-R Certificates with a Denomination of $0.01.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) all of the Depositor's rights as purchaser under the MLPA; (iii) the Certificate Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing; provided that the Trust Fund shall exclude the Retained Yield.

         Trustee: The Bank of New York and its successors and, if a successor trustee is appointed hereunder, such successor.

         Trustee Fee: As to any Distribution Date and a Mortgage Pool, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the applicable Pool Principal Balance with respect to such Distribution Date.

         Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor.

         Unanticipated Recovery:  As defined in Section 4.2(j).

         Undercollateralization Distribution:  As defined in Section 4.2(k).

         Undercollateralized Group: With respect to any Distribution Date, the Senior Certificates of any Certificate Group as to which the aggregate Certificate Principal Balance thereof, after giving effect to distributions pursuant to Section 4.2(a) on such date, is greater than the Pool Principal Balance of the related Mortgage Pool for such Distribution Date.

         Underwriters:  As specified in the Preliminary Statement.

         Underwriters' Exemption: Prohibited Transaction Exemption 90-36 or 89-40, each as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Upper REMIC: The segregated pool of assets consisting of the Middle REMIC Interests.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 99% of all Voting Rights will be allocated among all Holders of the Certificates, other than the Class I-A-R Certificates, in proportion to their then outstanding Class Certificate Balance; and (b) 1.0% of all Voting Rights will be allocated to the Class I-A-R Certificates (such Voting Rights to be allocated among the Holders of Certificates of such Class in accordance with their respective Percentage Interests).

                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 2.1 Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with (i) the Depositor's right to (A) require the Seller to cure any breach of a representation or warranty made by the Seller pursuant to the MLPA, or (B) repurchase or substitute for any affected Mortgage Loan in accordance herewith, and (ii) all right, title and interest of the Depositor in, to and under the Servicing Agreement, which right has been assigned to the Depositor pursuant to the MLPA.

         (b)  In connection with the transfer and assignment set forth in clause
              (a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian on its behalf (or, in the case of the Delay Delivery Mortgage Loans, will deliver or cause to be delivered to the Trustee or the Custodian on its behalf within thirty (30) days following the Closing Date) for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

              (i) (A) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________, without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

                   (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

              (ii) except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

              (iii) in the case of a Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

              (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

              (v) either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property, and

              (vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                     (A)  The Coop Shares, together with a stock power in blank;

                     (B)  The executed Security Agreement;

                     (C)  The executed Proprietary Lease;

                     (D)  The executed Recognition Agreement;

                     (E) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

                     (F) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) all interim recorded assignments satisfying the requirements of clause (ii) or (iii) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date; provided, however, in the event the Depositor is unable to deliver or cause to be delivered by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian on its behalf a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

         In addition, in the event that in connection with any Mortgage Loan the Depositor cannot deliver or cause to be delivered the original or duplicate original lender's title policy (together with all riders thereto), satisfying the requirements of clause (v) above, concurrently with the execution and delivery hereof because the related Mortgage has not been returned from the applicable public recording office, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original or duplicate original lender's title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, but in no event shall any such delivery of the original or duplicate original lender's title policy be made later than one year following the Closing Date; provided, however, in the event the Depositor is unable to deliver or cause to be delivered by such date the original or duplicate original lender's title policy (together with all riders thereto) because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. Notwithstanding the preceding, in connection with any Mortgage Loan for which either the original or duplicate original title policy has not been delivered to the Trust, if at any time during the term of this Agreement the parent company of the Seller does not have a long term senior debt rating of A- or higher from S&P and A- or higher from Fitch (if rated by Fitch), then the Depositor shall within 30 days deliver or cause to be delivered to the Trustee or the Custodian on its behalf (if it has not previously done so) a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property.

         Subject to the immediately following sentence, as promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Master Servicer shall (i) complete each assignment of Mortgage, as follows: "First Horizon Mortgage Pass-Through Certificates, Series 2005-2, The Bank of New York, as trustee for the holders of the Certificates", (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Master Servicer has not received the information required to prepare such assignment in recordable form, the Master Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Master Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in any state other than the Required Recordation States.

         In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section 3.8 hereof.

         Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date, the Depositor shall either (i) deliver or cause to be delivered to the Trustee or the Custodian on its behalf the Mortgage File as required pursuant to this Section 2.1 for each Delay Delivery Mortgage Loan or (ii) (A) substitute or cause to be substituted a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (B) repurchase or cause to be repurchased the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in
Section 2.3 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.3), provided, however, that if the Depositor fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the thirty-day period provided in the prior sentence, the Depositor shall use its best reasonable efforts to effect or cause to be effected a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.2 or in Section 2.3 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Depositor shall have five (5) Business Days to cure or cause to be cured such failure to deliver. At the end of such thirty-day period, the Trustee or the Custodian, on its behalf shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such thirty-day period in accordance with the provisions of Section 2.2. Notwithstanding anything to the contrary contained in this Agreement, none of the Mortgage Loans in the Trust Fund is or will be Delay Delivery Mortgage Loans.

                   SECTION 2.2 Acceptance by Trustee of the Mortgage Loans.

         The Trustee or the Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E and declares that it or the Custodian holds and will hold such documents and the other documents delivered to it or the Custodian, as applicable, constituting the Mortgage Files, and that it or the Custodian, as applicable, holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that the Custodian will maintain possession of the Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

         The Trustee agrees to execute and deliver or to cause the Custodian to execute and deliver on the Closing Date to the Depositor and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit E. Based on its or the Custodian's review and examination, and only as to the documents identified in such Initial Certification, the Custodian, on behalf of the Trustee, acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         On or about the thirtieth (30th) day after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor and the Master Servicer a Delay Delivery Certification in the form annexed hereto as Exhibit F, with any applicable exceptions noted thereon. Notwithstanding anything to the contrary contained in this Agreement, none of the Mortgage Loans in the Trust Fund is or will be Delay Delivery Mortgage Loans.

         Not later than 90 days after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor and the Master Servicer a Final Certification in the form annexed hereto as Exhibit G, with any applicable exceptions noted thereon.

         If, in the course of such review, the Trustee or the Custodian, on behalf of the Trustee, finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1, the Trustee shall list or shall cause the Custodian to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Master Servicer or the Seller and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. The Trustee shall deliver or shall cause the Custodian to deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee or the Custodian on its behalf. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.5 hereof, if any, and any substitution pursuant to
(a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee shall cause the Custodian to release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall either
(i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Seller as the beneficial holder of such Mortgage Loan.

         The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Master Servicer from time to time.

         It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.1 above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

         The mortgage loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) the Mortgage Loans (which the Depositor acquired pursuant to the MLPA, and which refers to, among other representations and warranties in the MLPA, a representation and warranty of the Seller that no Mortgage Loan is a "high cost loan" as defined by the specific applicable local, state or federal predatory and abusive lending laws, and (ii) Substitute Mortgage Loans (which, by definition as set forth in this Agreement and referred to in the MLPA, are required to conform to, among other representations and warranties, a representation and warranty of the Seller set forth in the MLPA that no Substitute Mortgage Loan is a "high cost loan" as defined by the specific applicable local, state or federal predatory and abusive lending laws). It is therefore understood and agreed by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a "high cost loan" as defined in the by the specific applicable local, state or federal predatory and abusive lending laws.

                   SECTION 2.3 Representations and Warranties of the Master Servicer; Covenants of the Seller.

         (a) The Master Servicer hereby makes the representations and warranties set forth in Schedule II hereto and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

         (b) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Schedule B to the MLPA that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Schedule B to the MLPA which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.5 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Custodian on its behalf of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Substitute Mortgage Loan. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of the Seller's knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Schedule B to the MLPA with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release or shall cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

         For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.5 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.5 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release or shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

         After giving effect to the sale of the Certificates by the Depositor to the Underwriter, and thereafter, so long as any Certificates remain outstanding, the Seller, its affiliates and agents, collectively, shall not beneficially own Certificates the aggregate fair value of which would represent 90% or more of the beneficial interests in the Trust Fund.

         The representations and warranties made pursuant to this Section 2.3 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

                  SECTION 2.4 Representations and Warranties of the Depositor as to the Mortgage Loans.

         The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it pursuant to the MLPA and immediately prior to the conveyance of the Mortgage Loans by it to the Trustee pursuant to Section 2.1(a) hereof, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

         It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.4 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

                   SECTION 2.5 Delivery of Opinion of Counsel in Connection with Substitutions.

         (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.2 or Section 2.3 shall be made more than 90 days after the Closing Date unless the Depositor delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (b) Upon discovery by the Depositor, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Depositor to cause the Seller, pursuant to the MLPA and at the Seller's option, to either (i) substitute, if the conditions in Section 2.3(b) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to
              Section 2.3. The Trustee shall reconvey or shall cause the Custodian to reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.3.

                   SECTION 2.6 Execution and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

                   SECTION 2.7 REMIC Matters.

         The Preliminary Statement sets forth the "latest possible maturity date" for federal income tax purposes of all REMIC regular interests created hereby.

         The assets of the Lower REMIC shall be as set forth in the definition thereof. Each interest identified in the first table below by a designation beginning with "L" shall be a "regular interest" in the Lower REMIC and a Lower REMIC Interest, and the RL Interests shall be the sole class of residual interest in the Lower REMIC. The Lower REMIC Interests shall be uncertificated and shall be held by the Trustee as assets of the Middle REMIC.

         The assets of the Middle REMIC shall be as set forth in the definition thereof. Each interest identified in the second table below by a designation beginning with "M" shall be a "regular interest" in the Middle REMIC and a Middle REMIC Interest, and the RM Interests shall be the sole class of residual interest in the Middle REMIC. The Middle REMIC Interests shall be uncertificated and shall be held by the Trustee as assets of the Upper REMIC.

         The assets of the Upper REMIC shall be as set forth in the definition thereof. The Regular Certificates shall represent "regular interests" in the Upper REMIC. The RU Interest shall be the sole class of residual interest in the Upper REMIC. The Class I-A-R Certificate shall represent ownership of the RL Interest, RM Interest and RU Interest.

         The "Startup Day" for purposes of the REMIC Provisions for each REMIC hereunder shall be the Closing Date. The Tax Matters Person with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. Each REMIC's taxable year shall be the calendar year and its accounts shall be maintained using the accrual method.

-------------------------------------------------------------------------------------------------------------
   Lower REMIC
   Interest or     Lower REMIC Interest                                Corresponding Class of Middle REMIC
    Residual              Balance         Lower REMIC Interest Rate                 Interests
                                                                       --------------------------------------
                                                                            Interest            Principal
-------------------------------------------------------------------------------------------------------------
L-I-A-1            $        53,932.90               5.50%                      (1)                 (1)
-------------------------------------------------------------------------------------------------------------
L-I-A-2            $         5,992.54               5.50%                      (1)                 (1)
-------------------------------------------------------------------------------------------------------------
L-I-PO             $     1,816,672.22                0%                        N/A                M-I-PO
-------------------------------------------------------------------------------------------------------------
L-I-A-ZZZ          $   233,099,718.59               5.50%                      (1)                 (1)
-------------------------------------------------------------------------------------------------------------
RL                 $             0.00                N/A                       N/A                 N/A
-------------------------------------------------------------------------------------------------------------
L-II-A-1           $         5,295.70               5.00%                      (1)                 (1)
-------------------------------------------------------------------------------------------------------------
L-II-A-2           $           588.41               5.00%                      (1)                 (1)
-------------------------------------------------------------------------------------------------------------
L-II-PO            $       217,697.06                0%                        N/A               M-II-PO
-------------------------------------------------------------------------------------------------------------
L-II-A-ZZZ         $    22,834,527.02               5.00%                      (1)                 (1)
-------------------------------------------------------------------------------------------------------------
L-III-A-1          $         5,927.53         Group III Net WAC                (1)                 (1)
-------------------------------------------------------------------------------------------------------------
L-III-A-2          $           658.61         Group III Net WAC                (1)                 (1)
-------------------------------------------------------------------------------------------------------------
L-III-A-ZZZ        $    25,828,028.79         Group III Net WAC                (1)                 (1)
-------------------------------------------------------------------------------------------------------------

(1) The Lower REMIC Interest L-I-A-1, Lower REMIC Interest L-I-A-2 and Lower REMIC Interest L-I-A-ZZZ shall be Corresponding Classes to these classes of Middle REMIC Interests: M-I-A-1, M-I-A-2, M-I-A-3, M-I-A-4, M-I-A-5, M-I-A-6, M-I-A-7, M-I-A-8, M-I-A-RU, M-B-1, M-B-2, M-B-3, M-B-4, M-B-5 and M-B-6
(provided that with respect to M-B-1, M-B-2, M-B-3, M-B-4, M-B-5 and M-B-6, such Lower REMIC Interests shall only correspond to the portion supported by Pool I). Lower REMIC Interest L-I-PO shall be a Corresponding Class to M-I-PO. The Lower REMIC Interest L-II-A-1, Lower REMIC L-II-A-2 and Lower REMIC Interest L-II-A-ZZZ shall be Corresponding Classes to these classes of Middle REMIC
Interests: M-II-A-1, M-II-A-2, M-B-1, M-B-2, M-B-3, M-B-4, M-B-5 and M-B-6
(provided that with respect to M-B-1, M-B-2, M-B-3, M-B-4, M-B-5 and M-B-6, such Lower REMIC Interests shall only correspond to the portion supported by Pool
II). Lower REMIC Interest L-II-PO shall be a Corresponding Class to M-II-PO. The Lower REMIC Interest L-III-A-1, Lower REMIC L-III-A-2 and Lower REMIC Interest L-III-A-ZZZ shall be Corresponding Classes to these classes of Middle REMIC
Interests: M-III-A-1, M-II-A-2, M-B-1, M-B-2, M-B-3, M-B-4, M-B-5 and M-B-6 (provided that with respect to M-B-1, M-B-2, M-B-3, M-B-4, M-B-5 and M-B-6, such Lower REMIC Interests shall only correspond to the portion supported by Pool
III). Any excess cashflow shall be payable to the RL Interest.

         "L1 Interests" refers to the L-I-A-1 Lower REMIC Interest, L-II-A-1 Lower REMIC Interest and the L-III-A-1 Lower REMIC Interests. "L2 Interests" refers to the L-I-A-2 Lower REMIC Interest, L-II-A-2 Lower REMIC Interest and the L-III-A-2 Lower REMIC Interest. "LZZZ Interests" refers to L-I-A-ZZZ Lower REMIC Interest, L-II-A-ZZZ Lower REMIC Interest and L-III-A-ZZZ Lower REMIC Interest. "LPO Interests" refer to the L-I-PO Lower REMIC Interest and the L-II-PO Lower REMIC Interest. Each L1 Interest shall have a principal balance initially equal to 0.9% of the Group Subordinate Amount of its corresponding Mortgage Pool. Each L2 Interest shall have a principal balance initially equal to 0.1% of the Group Subordinate Amount of its corresponding Mortgage Pool. The initial principal balance of each LZZZ Interest shall equal the excess of the Pool Principal Balance of its corresponding Mortgage Pool over the sum of (i) the initial principal balances of the L1 Interests and L2 Interests corresponding to such Mortgage Pool, and (ii) the portion of the LPO Interest attributable to the Discount Mortgage Loans in the Mortgage Pool corresponding to such LZZZ Interest.

         Unless a Cross-over Situation (as defined below) exists, principal and Realized Losses arising with respect to each Mortgage Pool shall be allocated first to cause the L1 and L2 Interests corresponding to such Mortgage Pool to equal 0.9% and 0.1% of the Group Subordinate Amount of such Mortgage Pool as of such Distribution Date (after distributions of principal and allocation of Realized Losses are made) and all excess principal and Realized Losses shall be allocated to the LZZZ Interest corresponding to such Mortgage Pool. A L1, L2 or LZZZ Interest that is allocated principal on any Distribution Date shall receive such principal, and have its principal balance reduced by the amount of such principal, on such Distribution Date. Similarly, a L1, L2 or LZZZ Interest that is allocated a Realized Loss on any Distribution Date shall have its principal balance reduced by the amount of such Realized Loss on such Distribution Date.

         A "Cross-over Situation" exists if on any Distribution Date (after taking into account distributions of principal and allocations of Realized Losses on such Distribution Date) the L1 and L2 Interests corresponding to any Mortgage Pool are in the aggregate less than 1% of the Group Subordinate Amount of the corresponding Mortgage Pool. If a Cross-over Situation exists on any Distribution Date, and the weighted average interest rate of the outstanding L1 and L2 Interests is less than the Pass-Through Rate for any Class of Subordinate Certificates for the following Distribution Date, a Principal Reallocation Payment (as defined below) shall be made proportionately to the outstanding L1 Interests prior to any other distributions of principal from each such Mortgage Pool so that the Calculation Rate equals the Pass-Through Rate for each Class of Subordinate Certificates. If a Cross-over Situation exists on any Distribution Date, and the weighted average rate of the outstanding L1 and L2 Interests is greater than the Pass-Through Rate for any Class of Subordinate Certificates for the following Distribution Date, a Principal Reallocation Payment shall be made proportionately to the outstanding L2 Interests prior to any other distributions of principal from each such Mortgage Pool so that the Calculation Rate equals the Pass-Through Rate for each Class of Subordinate Certificates. A "Principal Reallocation Payment" is a distribution of the minimum amount of principal that causes the Calculation Rate (as defined below) with respect to the outstanding L1 and L2 Interests to equal the Pass-Through Rate for each Class of Subordinate Certificates. The "Calculation Rate" shall equal the product of (i) 10 and (ii) the weighted average interest rate of the outstanding L1 and L2 Interests, treating each L1 Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such class. Principal Reallocation Payments shall be made from principal received on the Mortgage Loans from a Mortgage Pool and shall also consist of a proportionate allocation of Realized Losses from the Mortgage Loans of a Mortgage Pool. For purposes of making Principal Reallocation Payments, to the extent that the principal received during the applicable collection period from the related Mortgage Pool and related Realized Losses are insufficient to make the necessary reduction of principal, then interest shall accrue on the LZZZ Interest (and be added to its principal balance) of the related Mortgage Pool to allow the necessary Principal Reallocation Payment to be made. The Calculation Rate is designed to always equal the Pass-Through Rate of each Class of Subordinated Certificates.

         If a Cross-over Situation exists, the aggregate principal balances of the outstanding L1 and L2 Interests of all of the Mortgage Pools shall not be reduced below one percent of the aggregate Pool Principal Balance of all of the Mortgage Pools for the following Distribution Date in excess of the Senior Certificates as of the related Distribution Date (after taking into account distributions of principal and allocations of Realized Losses on such Distribution Date). To the extent this limitation prevents the distribution of principal to the L1 and L2 Interests of a Mortgage Pool and the related LZZZ Interest has already been reduced to zero, such excess principal from such Mortgage Pool shall be paid proportionately to the LZZZ Interests of the Mortgage Pool whose aggregate L1 and L2 Interests are less than one percent of the Group Subordinate Amount. Any such shortfall as a result of the Mortgage Pool receiving the extra payment having a Designated Mortgage Pool Rate (as defined below) lower than the Designated Mortgage Pool Rate of the Mortgage Pool from which the payment was reallocated shall be treated as a Realized Loss and if excess arises as result of the Mortgage Pool receiving the extra payment having a Designated Mortgage Pool Rate higher than the Mortgage Pool from which the payment was reallocated it shall reimburse the Middle REMIC for prior Realized Losses.

The Class L-I-PO Interest shall be entitled to receive the Class PO Principal Distribution Amount for Pool I.

The Class L-II-PO Interest shall be entitled to receive the Class PO Principal Distribution Amount for Pool II.

-------------------------------------------------------------------------------------------------------------
     Middle                                                                Corresponding Class or Interest
 REMIC Interest        Middle REMIC         Middle REMIC Interest        ------------------------------------
   or Residual       Interest Balance               Rate                    Interest            Principal
-------------------------------------------------------------------------------------------------------------
M-I-A-1            $    67,153,000.00               5.50%                     I-A-1               I-A-1
-------------------------------------------------------------------------------------------------------------
M-I-A-2            $    26,771,000.00               5.50%                     I-A-2               I-A-2
-------------------------------------------------------------------------------------------------------------
M-I-A-3            $    44,645,000.00               5.50%                     I-A-3               I-A-4
-------------------------------------------------------------------------------------------------------------
M-I-A-4            $    22,695,000.00               5.50%                     I-A-4               I-A-4
-------------------------------------------------------------------------------------------------------------
M-I-A-5            $    41,739,000.00               5.50%              I-A-5, I-A-6, I-A-7        I-A-5
-------------------------------------------------------------------------------------------------------------
M-I-A-6            $    10,482,238.00               5.50%              I-A-5, I-A-6, I-A-7        I-A-6
-------------------------------------------------------------------------------------------------------------
M-I-A-7            $     4,695,762.00               5.50%              I-A-5, I-A-6, I-A-7        I-A-7
-------------------------------------------------------------------------------------------------------------
M-I-A-8            $     8,986,000.00               5.50%                     I-A-8               I-A-8
-------------------------------------------------------------------------------------------------------------
M-I-PO             $     1,816,672.22                0%                        N/A                I-A-PO
-------------------------------------------------------------------------------------------------------------
M-I-A-RU           $           100.00               5.50%                  RU Interest         RU Interest
-------------------------------------------------------------------------------------------------------------
M-II-A-1           $    21,000,000.00               5.00%                    II-A-1               II-A-1
-------------------------------------------------------------------------------------------------------------
M-II-A-2           $     1,252,000.00               5.00%                    II-A-2               II-A-2
-------------------------------------------------------------------------------------------------------------
M-II-A-PO          $       217,697.06                0%                        N/A               II-A-PO
-------------------------------------------------------------------------------------------------------------
M-III-A-1          $    22,879,729.35               7.00%               III-A-1, III-A-2         III-A-1
-------------------------------------------------------------------------------------------------------------
M-III-A-2          $     2,296,270.65                0%                        N/A               III-A-2
-------------------------------------------------------------------------------------------------------------
M-B-1              $     3,691,000.00                (1)                       B-1                 B-1
-------------------------------------------------------------------------------------------------------------
M-B-2              $     1,419,000.00                (1)                       B-2                 B-2
-------------------------------------------------------------------------------------------------------------
M-B-3              $       710,000.00                (1)                       B-3                 B-3
-------------------------------------------------------------------------------------------------------------
M-B-4              $       567,000.00                (1)                       B-4                 B-4
-------------------------------------------------------------------------------------------------------------
M-B-5              $       426,000.00                (1)                       B-5                 B-5
-------------------------------------------------------------------------------------------------------------
M-B-6              $       426,570.09                (1)                       B-6                 B-6
-------------------------------------------------------------------------------------------------------------
RM                 $             0.00                N/A                       N/A                 N/A
-------------------------------------------------------------------------------------------------------------

(1) The Middle REMIC Interest Rate for the Middle REMIC Interest M-B-1, Middle REMIC Interest M-B-2, Middle REMIC Interest M-B-3, Middle REMIC Interest M-B-4, Middle REMIC Interest M-B-5, Middle REMIC Interest M-B-6 shall equal the Calculation Rate as defined in this Section 2.7. The Pass-Through Rate on each Class of Subordinated Certificates is variable and will be equal to the weighted average of the Middle REMIC Interest Rates on Middle REMIC Interest M-B-1, Middle REMIC Interest M-B-2, Middle REMIC Interest M-B-3, Middle REMIC Interest M-B-4, Middle REMIC Interest M-B-5, Middle REMIC Interest M-B-6, weighted on the basis of the principal balance of each such Middle REMIC Interest. Any excess cashflow shall be payable to the RM Interest.

         On each Distribution Date Available Funds shall be distributed with respect to the Middle REMIC Interests in a manner such that:

         (a) interest accrued, if any, on each Middle REMIC Interest is distributed with respect to each such Middle REMIC Interest in the same manner that Accrued Certificate Interest is distributed with respect to the Corresponding Class or Classes of Certificates pursuant to Section 4.2; and

         (b) principal is distributed (and Realized Losses shall be allocated) with respect to each such Middle REMIC Interest in the same manner that principal is distributed (and Realized Losses is allocated) with respect to the Corresponding Classes or Classes of Certificate pursuant to Section 4.2 and Section 4.4.

         The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Upper REMIC as cash flow on a REMIC regular interest, without creating any shortfall-actual or potential (other than for credit losses) to any REMIC regular interest. To the extent that the structure is believed to diverge from such intention the Trustee shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

                                  ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                   SECTION 3.1 Master Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of (i) the Servicing Rights Transfer and Subservicing Agreement, pursuant to which First Tennessee Mortgage Services, Inc. engaged the Master Servicer to subservice the Mortgage Loans, (ii) this Agreement and (iii) the customary and usual standards of practice of prudent mortgage loan servicers; provided that if there is a conflict between the terms of the Servicing Agreement and the Servicing Rights Transfer and Subservicing Agreement, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall prevail. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

         In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6, and further as provided in Section 3.8. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                   SECTION 3.2 Subservicing; Enforcement of the Obligations of Servicers.

         (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

         (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Master Servicer.

                   SECTION 3.3 Rights of the Depositor and the Trustee in Respect of the Master Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

                   SECTION 3.4 Trustee to Act as Master Servicer.

         In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to
Section 3.9 hereof or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.2 or 2.3 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.3 or (v) deemed to have made any representations and warranties of the Master Servicer hereunder). Any such assumption shall be subject to Section 7.2 hereof. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee or its successor shall succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

         The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

                   SECTION 3.5 Collection of Mortgage Loan Payments; Certificate Account; Distribution Account.

         (a) The Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Master Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.1 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.


         (b) The Master Servicer shall establish and maintain the Certificate Account. The Certificate Account shall consist of three separate subaccounts, each of which shall relate to a particular Mortgage Pool. The Master Servicer shall deposit or cause to be deposited into the appropriate subaccount of the Certificate Account no later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

              (i) all payments on account of principal on the Mortgage Loans in the related Mortgage Pool, including Principal Prepayments;

              (ii) all payments on account of interest on the Mortgage Loans in the related Mortgage Pool, net of the related Master Servicing Fee, any Prepayment Interest Excess and, for so long as First Horizon is the Master Servicer, any Retained Yield;

              (iii) all Insurance Proceeds and Liquidation Proceeds in respect of the related Mortgage Loans in the related Mortgage Pool, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

              (iv) any amount required to be deposited by the Master Servicer in respect of the related Mortgage Pool pursuant to Section 3.5(c) in connection with any losses on Permitted Investments;

              (v) any amounts required to be deposited by the Master Servicer in respect of the related Mortgage Pool pursuant to Section 3.9(b) and 3.9(d);

              (vi) all Substitution Adjustment Amounts in respect of the related Mortgage Pool;

              (vii) all Advances in respect of the related Mortgage Pool made by the Master Servicer pursuant to Section 4.1; and

              (viii) any other amounts required to be deposited hereunder in respect of the related Mortgage Pool.

                  In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Master Servicer shall cause funds to be deposited into the applicable subaccount of the Certificate Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the related Adjusted Mortgage Rate on such date.

                  The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Certificate Account to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.8.

         (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Distribution Account shall consist of three separate subaccounts, each of which shall relate to a particular Mortgage Pool. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

              (i) the aggregate amount remitted by the Master Servicer to the Trustee in respect of a Mortgage Pool pursuant to Section 3.8(a)(ix);

              (ii) any amount deposited by the Master Servicer pursuant to this Section 3.5(c) in connection with any losses on Permitted Investments; and

              (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

                  In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the applicable subaccount of the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the related Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.8. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

              (iv) The institutions at which the Certificate Account and the Distribution Account are maintained shall invest funds as directed by the Master Servicer in Permitted Investments which in both cases shall mature not later than (i) in the case of the Certificate Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (ii) in the case of the Distribution Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Master Servicer as servicing compensation and all income and gain net of any losses realized from any such investment of funds on deposit in the Distribution Account shall be for the benefit of the Trustee. The amount of any Realized Losses in the Certificate Account in respect of any such investments shall promptly be deposited by the Master Servicer in the Certificate Account and the amount of any Realized Losses in the Distribution Account in respect of any such investments shall promptly be deposited by the Trustee into the Distribution Account. All reinvestment income earned on amounts on deposit in the Distribution Account shall be for the benefit of the Trustee. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with this
                     Section 3.5.

              (v) The Master Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

                   SECTION 3.6 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and
              3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         (c)  The Master Servicer shall advance any payments referred to in
              Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

                   SECTION 3.7 Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

         Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder or Certificate Owner which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

                   SECTION 3.8 Permitted Withdrawals from the Certificate Account and Distribution Account.

         (a) The Master Servicer may from time to time make withdrawals from the applicable subaccount of the Certificate Account for the following purposes:

              (i) to the extent not previously retained by the Master Servicer, to pay to First Horizon the Retained Yield and to pay to the Master Servicer the master servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Certificate Account as additional master servicing compensation;

              (ii) to the extent not previously retained by the Master Servicer, to reimburse the Master Servicer for unreimbursed Advances made by it in respect of the related Mortgage Pool, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

              (iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made in respect of the related Mortgage Pool;

              (iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds in respect of the related Mortgage Pool;

              (v) to reimburse the Master Servicer for (a) unreimbursed Servicing Advances in respect of the related Mortgage Pool, the Master Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.1 or Section 3.6 and (b) for unpaid Master Servicing Fees as provided in
                     Section 3.11 hereof;

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              (vi)   to pay to the Seller or Master Servicer, as applicable,
                     with respect to each Mortgage Loan in respect of the related Mortgage Pool or property acquired in respect thereof that has been purchased pursuant to Section 2.2,
                     2.3 or 3.11, all amounts received thereon after the date of such purchase;

              (vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

              (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

              (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds and the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

              (x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.1 hereof.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis and on a Mortgage Pool-by-Mortgage Pool basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses
         (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

                  The Master Servicer shall distribute the Retained Yield, if any, to First Horizon on each Distribution Account Deposit Date during the term of this Agreement.

         (b) The Trustee shall withdraw funds from the applicable subaccount of the Distribution Account for distributions to the related Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may (and with respect to clauses (i) and (ii) below, shall), prior to making the distribution pursuant to Section 4.2 from time to time make withdrawals from the Distribution Account for the following purposes:

              (i) to pay to itself the Trustee Fee for the related Distribution Date;

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              (ii)   to pay to itself earnings on or investment income with
                     respect to funds in the Distribution Account;

              (iii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

              (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.1 hereof.

                   SECTION 3.9 Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

         (a) The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or
              (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the applicable subaccount of the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.8 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

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         (b)  In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the applicable subaccount of the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         (c) The Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

         The Master Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law.

         The Master Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Master Servicer from the related liquidation proceeds.

         (d) In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the applicable subaccount of the Certificate Account.

                   SECTION 3.10 Enforcement of Due-on-Sale Clauses; Assumption Agreements.

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         (a)  Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

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                   SECTION 3.11 Realization Upon Defaulted Mortgage Loans;
         Repurchase of Certain Mortgage Loans.

         The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust Fund for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Master Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trust Fund's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

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         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after the taxable year of its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the applicable subaccount of the Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

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         The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Master Servicing Fees; second, to reimburse the Master Servicer for any unreimbursed Advances; third, to reimburse the applicable subaccount of the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Master Servicer as additional servicing compensation pursuant to Section 3.14.

         The Master Servicer, with the consent of the Trustee, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 91 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the applicable subaccount of the Certificate Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit M hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                   SECTION 3.12 Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit M. Upon receipt of such request, the Trustee shall or shall cause the Custodian to promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit L signed by a Servicing Officer, release the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the applicable subaccount of the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

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         If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

                   SECTION 3.13 Documents Records and Funds in Possession of Master Servicer to be Held for the Trustee.

         Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

                   SECTION 3.14 Master Servicing Compensation.

         As compensation for its activities as Master Servicer hereunder and as a subservicer pursuant to the Servicing Rights Transfer and Subservicing Agreement, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Master Servicing Fee for each Mortgage Loan, provided that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced (i) by the amount of any Compensating Interest paid by the Master Servicer with respect to such Distribution Date, and
(ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to
Section 2.1(a) and not so deposited.

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         Additional servicing compensation in the form of (i) Retained Yield,
Excess Proceeds, Prepayment Interest Excess and all income and gain net of any losses realized from Permitted Investments and (ii) prepayment penalties, assumption fees and late payment charges in each case under the circumstances and in the manner set forth in the applicable Mortgage Note or Mortgage shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.5 hereof; provided that in the event the Master Servicer is terminated pursuant to Section 7.1, the Retained Yield shall be payable to First Horizon Home Loan Corporation in its individual capacity and shall not be payable to the Trustee or any successor to the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

                   SECTION 3.15 Access to Certain Documentation.

         The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Certificates or Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                   SECTION 3.16 Annual Statement as to Compliance.

         The Master Servicer shall deliver to the Depositor and the Trustee on or before 120 days after the end of the Master Servicer's fiscal year, commencing with its 2005 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency.

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SECTION 3.17 Annual Independent Public Accountants' Servicing Statement;
Financial Statements.

         On or before 120 days after the end of the Master Servicer's fiscal year, commencing with its 2005 fiscal year, the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that-such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

SECTION 3.18 Errors and Omissions Insurance; Fidelity Bonds.

         The Master Servicer shall for so long as it acts as master servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                   ARTICLE IV
                DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

SECTION 4.1 Advances.

         The Master Servicer shall determine on the Business Day prior to each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either


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(i) deposit into the applicable subaccount of the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the applicable subaccount of the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the applicable subaccount of the Certificate Account no later than the close of business on the next Business Day preceding the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the applicable subaccount of the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section
3.8. The obligation to make Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. As to any Distribution Date, the Master Servicer shall inform the Trustee in writing of the amount of the Advance to be made by the Master Servicer on each Master Servicer Advance Date no later 1:30 p.m. Central time on the second Business Day immediately preceding such Distribution Date.

         The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

SECTION 4.2 Priorities of Distribution.

         (a) On each Distribution Date, the Trustee shall withdraw the Available Funds for each Certificate Group from the applicable subaccount of the Distribution Account and apply such funds to distributions on the Certificates of the related Certificate Group in the following order and priority and, in each case, to the extent of Available Funds remaining:

                  (i) to the Classes of Senior Certificates of the related Certificate Group entitled to distributions of interest, the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon; provided, however, that on each Distribution Date through the Accretion Termination Date, such amounts with respect to the Accrual Certificates will not be distributed to such Certificates under this clause
                           (i) but will instead be added to the Class
                           Certificate Balance thereof and distributed in accordance with the priorities set forth below in
                           Section 4.2(b);

                  (ii) to the Classes of Senior Certificates of the related Certificate Group entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds from the related Mortgage Pool, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date; provided, however, that on each Distribution Date through the


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                           Accretion Termination Date, such amounts with respect
                           to the Accrual Certificates will not be distributed to such Certificates under this clause (ii) but will instead be added to the Class Certificate Balance thereof, to the extent not previously added pursuant to clause (i) above, and distributed in accordance with the priorities set forth below in Section
                           4.2(b);

                  (iii) (1) to the Classes of Senior Certificates of the related Certificate Group entitled to distributions of principal, other than the Class PO Certificates, in reduction of the Class Certificate Balances thereof, to the extent of remaining Available Funds from the related Mortgage Pool, the related Senior Optimal Principal Amount for such Distribution Date, in the order of priority set forth below in Sections 4.2(c), (d) and (e), as applicable, until the respective Class Certificate Balances thereof have been reduced to zero, and (2) concurrently with the Senior Certificates corresponding to Pool I, from the Available Funds for such pool, to the Class I-A-PO Certificates, and concurrently with the Senior Certificates corresponding to Pool II, from the Available Funds for such pool, to the Class II-A-PO Certificates, the applicable Class PO Principal Distribution Amount for such Distribution Date;

                  (iv) to the Class PO Certificates, the applicable Class PO Deferred Amount for such Distribution Date, until the Class Certificate Balance thereof has been reduced to zero; provided that, (1) on any Distribution Date, distributions pursuant to this clause (iv) shall not exceed the related Subordinated Optimal Principal Amount for the Mortgage Pools for such Distribution Date, (2) such distributions shall not reduce the Class Certificate Balances of the Class PO Certificates and (3) no distribution will be made in respect of the applicable Class PO Deferred Amount after the Cross-over Date;

                  (v) to the Class B-1 Certificates, to the extent of remaining Available Funds for the Mortgage Pools, but subject to the prior payment of amounts described under Section 4.2(k), in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class' Allocable Share for such Distribution Date;

                  (vi) to the Class B-2 Certificates, to the extent of remaining Available Funds for the Mortgage Pools, but subject to the prior payment of amounts described under Section 4.2(k), in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class' Allocable Share for such Distribution Date;


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                  (vii)    to the Class B-3 Certificates, to the extent of
                           remaining Available Funds for the Mortgage Pools, but subject to the prior payment of amounts described under Section 4.2(k), in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class' Allocable Share for such Distribution Date;

                  (viii) to the Class B-4 Certificates, to the extent of remaining Available Funds for the Mortgage Pools, but subject to the prior payment of amounts described under Section 4.2(k), in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class' Allocable Share for such Distribution Date;

                  (ix) to the Class B-5 Certificates, to the extent of remaining Available Funds for the Mortgage Pools, but subject to the prior payment of amounts described under Section 4.2(k), in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class' Allocable Share for such Distribution Date; and

                  (x) to the Class B-6 Certificates, to the extent of remaining Available Funds for the Mortgage Pools, but subject to the prior payment of amounts described under Section 4.2(k), in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class' Allocable Share for such Distribution Date.

         (b) On each Distribution Date prior to the Accretion Termination Date for the Accrual Certificates, before distributions are made pursuant to the following paragraphs, an amount equal to the Accrual Amount for the Accrual Certificates on such date will be distributed concurrently to the Class I-A-5, Class I-A-6 and Class I-A-7 Certificates, pro rata, to reduce their aggregate Class Certificate Balance to their aggregate Targeted Balance for such Distribution Date as set forth in the TAC Schedule on Schedule IV.

         (c) Amounts allocated to the Group I Senior Certificates pursuant to item (1) of Section 4.2(a)(iii) above will be distributed in the following order of priority:

                  (i) to the Class I-A-R Certificates, until the Class Certificate Balance thereof has been reduced to zero;


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                  (ii)     sequentially, to the Class I-A-1, Class I-A-2, Class
                           I-A-3 and Class I-A-4 Certificates, in that order, an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their aggregate Planned Balance for such Distribution Date as set forth in the PAC Schedule on Schedule IV;

                  (iii) concurrently, to the Class I-A-5, Class I-A-6 and Class I-A-7 Certificates, pro rata, an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their aggregate Targeted Balance for such Distribution Date as set forth in the TAC Schedule on Schedule IV;

                  (iv) to the Class I-A-8 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (v) concurrently, to the Class I-A-5, Class I-A-6 and Class I-A-7 Certificates, pro rata, without regard to any aggregate Targeted Balance for such Distribution Date as set forth in the TAC Schedule on Schedule IV, until the Class Certificate Balances thereof have each been reduced to zero; and

                  (vi) sequentially, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, in that order, without regard to any Planned Balance for such Distribution Date as set forth in the PAC Schedule on
                           Schedule IV, until the Class Certificate Balances thereof have each been reduced to zero.

         (d) Amounts allocated to the Group II Senior Certificates pursuant to item (1) of Section 4.2(a)(iii) above will be distributed concurrently to the Class II-A-1 Certificates and Class II-A-2 Certificates, pro rata, until the Class Certificate Balances thereof have been reduced to zero.

         (e) Amounts allocated to the Group III Senior Certificates pursuant to item (1) of Section 4.2(a)(iii) above will be distributed concurrently to the Class III-A-1 and Class III-A-2 Certificates as follows:

                  (i) to the Class III-A-1 Certificates in an amount up to the Class III-A-1 Principal Distribution Amount, until the certificate balance thereof is reduced to zero; and

                  (ii) to the Class III-A-2 Certificates in an amount up to the Class III-A-2 Principal Distribution Amount, until the certificate balance thereof is reduced to zero.

         (f) If on any Distribution Date the Class Certificate Balance of one of the Classes of Senior Certificates related to Pool III is reduced to zero, then the remaining Senior Optimal Principal Amount corresponding to Pool III on that Distribution Date and on each subsequent Distribution Date will be distributed to the other Class of Senior Certificates related to Pool III, until the Class Certificate Balance thereof has been reduced to zero.


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         (g)      On each Distribution Date, the Trustee shall distribute to the
                  Holders of the Class I-A-R Certificates representing the RL Interest and RU Interest, any Available Funds remaining in the related REMIC created hereunder for such Distribution Date after application of all amounts described in clauses (a) through (f) of this Section 4.2. Any distributions pursuant to this subsection (g) shall not reduce the Class Certificate Balances of the Class I-A-R Certificates.

         (h) On and after the Cross-Over Date, the amount distributable to the Senior Certificates of the related Certificate Group pursuant to Section 4.2(a)(iii) for the related Distribution Date (other than the related Class PO Certificates) shall be allocated among the related Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Sections 4.2(c), (d) and (e).

         (i) If on any Distribution Date (i) the Class Certificate Balance of any Class of Subordinated Certificates (other than the Class of Subordinated Certificates with the highest priority of distribution) for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable to such Class or Classes of Subordinated Certificates pursuant to clauses (2), (3) and (5) of the applicable Subordinated Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (v) through (ix) of Section 4.2(a) have been distributed, such amounts, to the extent of such Class' remaining Allocable Share, shall be distributed on such Distribution Date to the remaining Classes of Subordinated Certificates on a pro rata basis, subject to the priority of payments described in Section 4.2(a)(iii).

         (j) In the event that in any calendar month the Master Servicer recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.4, on the Distribution Date in the next succeeding calendar month, the Trustee shall withdraw the Unanticipated Recovery from the Distribution Account and sequentially increase, in order of payment priority, the Class Certificate Balance of each Class of Certificates to which such Realized Losses were previously allocated by the amount of such Unanticipated Recovery, but not to exceed the amount of Realized Losses previously allocated to such Class, pursuant to Section 4.4, and shall distribute the amount of such Unanticipated Recovery to each such Class of Certificates in the order of payment priority described in Section 4.2(a) of this Agreement. Holders of any Class of Certificates for which the Class Certificate Balance has been increased by the amount of any Unanticipated Recovery will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of any such increase for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. When the Class Certificate Balance of a Class of Certificates has been reduced to zero, the Holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all


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                  outstanding Classes of Certificates entitled thereto in
                  accordance with the preceding sentence, subject to the remainder of this subsection (i). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute such Unanticipated Recoveries in accordance with the priorities set forth in
                  Section 4.2(a).

                  For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be (i) with respect to the Principal Only Certificates, based on the applicable Class I-A-PO Percentage and Class II-A-PO Percentage of the principal portion of the Realized Loss previously allocated thereto with respect to such Mortgage Loan (or all Mortgage Loans for purposes of the next to last sentence of the preceding paragraph), and (ii) with respect to any other Class of Certificates, based on its pro rata share (in proportion to the Class Certificate Balances thereof with respect to such Distribution Date) of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans); provided however, that (i) the share of an Unanticipated Recovery allocable to a Principal Only Certificate with respect to any Mortgage Loan (or Loans) shall be reduced by the applicable Class I-A-PO Percentage or Class II-A-PO Percentage of the aggregate amount previously distributed to such Class in respect of such Mortgage Loan (or Loans) and (ii) the amount by which the distributions to the Principal Only Certificates have been so reduced shall be distributed to the Classes of Certificates described in clause (ii) of the preceding paragraph in the same proportion as described in such clause
         (ii). For purposes of the preceding sentence, any Class PO Deferred Amount distributable to a Principal Only Certificate on previous Distribution Dates shall be deemed to have been allocated in respect of the Mortgage Loans as to which the applicable Class I-A-PO Percentage and Class II-A-PO Percentage of the principal portion of Realized Losses has previously been allocated to such Class on a pro rata basis (based on the amount of Realized Losses allocated).

         (k) On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts otherwise distributable as principal on the Subordinated Certificates, in reverse order of priority (or, following the Cross-over Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Group (other than the Principal Only Certificates) in accordance with the priorities set forth in
                  Section 4.2(a)(iii), until the total Class Certificate Balance of such Senior Certificates equals the Pool Principal Balance of the related Mortgage Pool (such distribution, an "Undercollateralization Distribution"). If the Senior Certificates of a Certificate Group (other than the Principal Only Certificates) constitute an Undercollateralized Group on any Distribution Date following the Cross-over Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other Mortgage Pool (or


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                  Pools) remaining after all required amounts for that
                  Distribution Date have been distributed to the Senior Certificates of the other Certificate Group (or Groups) (other than the Principal Only Certificates). In addition, the amount of any unpaid Accrued Certificate Interest with respect to an Undercollateralized Group on any Distribution Date (including any Accrued Certificate Interest for the related Distribution
                  Date) will be distributed to the Senior Certificates of the Undercollateralized Group (other than the Principal Only Certificates) prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinated Certificates, in reverse order of priority (or, following the Cross-over Date, as provided in the preceding sentence). Except as provided otherwise in this Section 4.2(k), no distribution of principal will be made to any Class of Subordinated Certificates until each Undercollateralized Group is no longer undercollateralized. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such
                  Undercollateralization Distribution shall be allocated among the Undercollateralized Groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related Senior Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Undercollateralized Groups. If more than one Certificate Group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions shall be allocated among such Certificate Groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related Senior Certificates.

                  In addition, if on any Distribution Date the total Class Certificate Balance of the Senior Certificates of one or more Certificate Groups (other than the Principal Only Certificates) (after giving effect to distributions to be made on that Distribution Date) has been reduced to zero, all amounts otherwise distributable as prepayments of principal to the Subordinated Certificates, in reverse order of priority, will instead be distributed as principal to the Senior Certificates of the other Certificate Group (or Groups) (other than the Principal Only Certificates) unless (a) the weighted average of the Subordinated Percentages for the Mortgage Pools, weighted on the basis of the Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool (other than the Principal Only Certificates), is at least two times the weighted average of the initial Subordinate Percentage for the Mortgage Pools (calculated on such basis) and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans in the Mortgage Pools delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure or subject to bankruptcy proceedings and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), averaged over the preceding six month period, as a percentage of the then current aggregate Class Certificate Balance of the Subordinated Certificates, is less than 50%. All distributions described above will be made in accordance with the priorities set forth in Sections 4.2(a)(iii).

SECTION 4.3 Method of Distribution.

         (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the


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                  Percentage Interest in such Class represented by each
                  Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

         (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a Holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.


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SECTION 4.4 Allocation of Losses.

         (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

         (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) with respect to a Mortgage Pool shall be allocated in the following order of priority:

                  (i) the applicable Class I-A-PO Percentage or Class II-A-PO Percentage of the principal portion of any such Realized Loss on a Discount Mortgage Loan in Pool I or Pool II shall be allocated to the Class I-A-PO Percentage or Class II-A-PO Percentage, respective until the Class Certificate Balance thereof has been reduced to zero; and

                  (ii) the principal portion of any such Realized Loss (or the applicable Class I-A-PO Percentage or Class II-A-PO Percentage thereof) shall be allocated in the following order of priority:

                           first, to the Class B-6 Certificates until the Class Certificate Balance thereof has been reduced to zero;

                           second, to the Class B-5 Certificates until the Class Certificate Balance thereof has been reduced to zero;

                           third, to the Class B-4 Certificates until the Class Certificate Balance thereof has been reduced to zero;

                           fourth, to the Class B-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;

                           fifth, to the Class B-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;

                           sixth, to the Class B-1 Certificates until the Class Certificate Balance thereof has been reduced to zero; and

                           seventh, to the Classes of Senior Certificates of the related Certificate Group (other than the Principal Only Certificates), pro rata, in accordance with their Class Certificate Balances.

         (c) Commencing on the Cross-over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss for a Mortgage Pool will be allocated among the outstanding classes of Senior Certificates of the related Certificate Group entitled to principal distributions (other than the Class II-A-1 Certificates, as long as the Class II-A-2 Certificates are outstanding, and the Class PO Certificates) pro rata based upon their Class Certificate Balances within such Certificate Group.


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

         (d) After the Cross-over Date, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans allocable to the Class II-A-1 Certificates will instead be borne first by the Class II-A-2 Certificates until its Class Certificate Balance is reduced to zero (in addition to other Realized Losses allocated to the Class II-A-2 Certificates), and not by the Class II-A-1 Certificates, for so long as the Class Certificate Balance of the Class II-A-2 Certificates is greater than zero

         (e) With respect to any Distribution Date, the principal portion of any Excess Loss with respect to a Mortgage Pool (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated pro rata to each Class of Certificates of the related Certificate Group based on their respective Class Certificate Balances (in the case of the Senior Certificates) or Apportioned Principal Balances (in the case of the Subordinated Certificates).

         (f) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.4(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Class Certificate Balances. Any allocation of Realized Losses pursuant to this paragraph (f) shall be accomplished by reducing the Class Certificate Balances of the related Certificates on the related Distribution Date in accordance with Section 4.4(g).

         (g) Realized Losses allocated in accordance with this Section 4.4 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and in the case of the principal portion thereof, after giving effect to the distributions made on such Distribution Date.

         (h) On each Distribution Date, the Master Servicer shall determine the Subordinated Certificate Writedown Amount, if any. Any such Subordinated Certificate Writedown Amount shall effect, without duplication of any other provision in this Section 4.4 that provides for a reduction in the Class Certificate Balance of the Subordinated Certificates, a corresponding reduction in the Class Certificate Balance of the Subordinated Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (i) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Class Certificate Balances of all the Senior Certificates of a related Certificate Group as of such Distribution Date plus the Apportioned Principal Balances of the Subordinated Certificates of such Certificate Group as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").


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SECTION 4.5 Reserved.

SECTION 4.6 Monthly Statements to Certificateholders.

         (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Master Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution and/or may post such statement on its website located at www.bnyinvestorreporting.com:

                  (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                  (ii) the amount thereof allocable to interest, the amount of any Compensating Interest included in such distribution and any remaining Net Interest Shortfalls after giving effect to such distribution;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                  (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                  (v) the Pool Principal Balance for each Mortgage Pool for the following Distribution Date;

                  (vi) the Senior Percentage and Subordinated Percentage for each Certificate Group for the following Distribution Date;

                  (vii) the amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

                  (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

                  (ix) the amount of Advances for each Mortgage Pool included in the distribution on such Distribution Date and the aggregate amount of Advances for each Mortgage Pool outstanding as of the close of business on such Distribution Date;


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                  (x)      the number and aggregate principal amounts of
                           Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and
                           (B) in foreclosure and delinquent (1) 1 to 30 days
                           (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or
                           more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xi) with respect to any Mortgage Loan in a Mortgage Pool that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

                  (xii) the total number and principal balance of any REO Properties (and market value, if available) in each Mortgage Pool as of the close of business on the Determination Date preceding such Distribution Date;

                  (xiii) the Senior Prepayment Percentage for each Certificate Group for the following Distribution Date;

                  (xiv) the aggregate amount of Realized Losses incurred in respect of each Mortgage Pool during the preceding calendar month;

                  (xv) the cumulative amount of Realized Losses applied in reduction of the principal balance of each class of Certificates since the Closing Date;

                  (xvi) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and

                  (xvii) with respect to the second Distribution Date, the number and aggregate balance of any Delay Delivery Mortgage Loans not delivered within thirty days after the Closing Date.

         (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Master Servicer.

         (c) On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Master Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule III hereto.

(d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section
                  4.6 aggregated for such calendar year or applicable portion


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                  thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.7 [RESERVED]

SECTION 4.8 [RESERVED]

SECTION 4.9 Determination of Pass-Through Rates for LIBOR Certificates.

         (a) On each Interest Determination Date so long as any LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (formerly the Dow Jones Markets) (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices.)

         (b) If LIBOR cannot be determined as provided in paragraph (a) of this Section 4.9, the Trustee shall either (i) request each Reference Bank inform the Trustee of the quotation offered by such Reference Bank's principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available. With respect to this Section 4.9, LIBOR for the next Interest Accrual Period will be established by the Trustee on each Interest Determination Date as follows:

                  (i) If on any Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

                  (ii) If on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous Interest Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks


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                           selected by the Trustee are quoting, on the relevant
                           Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  (iii) If on any Interest Determination Date the trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be LIBOR as determined on the preceding Interest Determination Date.

         The Master Servicer shall designate at least four Reference Banks. Until all of the LIBOR Certificates are paid in full, the Trustee will refer to the four Reference Banks designated by the Master Servicer to determine LIBOR with respect to each Interest Determination Date. Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Master Servicer shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability of the Master Servicer to designate at least four Reference Banks.

         (c) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each Interest Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

         In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee's selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.9.

         (d) The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.


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                                   ARTICLE V
                                THE CERTIFICATES

SECTION 5.1 The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

         Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 5.2 Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the


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                  Trustee shall execute and deliver, in the name of the
                  designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit I (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit J (the "Investment Letter") or Exhibit K (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding


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                  sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Principal Only Certificate shall be made unless the transferee of such Certificate (i) is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) such Principal Only Certificate has been subject to an ERISA-Qualified Underwriting, or (iii) in the case of any such Principal Only Certificate not satisfying clause (ii) and presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such Principal Only Certificate will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

                  No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received a Transferor Certificate from the related transferor and either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J or Exhibit K), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of a Private Certificate (that has been subject to an ERISA-Qualified Underwriting) or a Residual Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or
         (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee, the Depositor, the Master Servicer or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and
         Section 4975 of the Code and will not subject the Trustee, the


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

         Depositor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee


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                           shall become a Holder of a Residual Certificate in
                           violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and, in the case of a Residual Certificate which is also a Private Certificate, either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary
         (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.2 in connection with transfer shall be at the expense of the parties to such transfers.


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         (e)      Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Class Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize


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         the Holders of the Definitive Certificates as Certificateholders
         hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 5.3 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.4 Persons Deemed Owners.

         The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

SECTION 5.5 Access to List of Certificateholders' Names and Addresses.

         If three or more Certificateholders or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders or Certificate Owners propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.


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SECTION 5.6       Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI
                      THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.1 Respective Liabilities of the Depositor and the Master Servicer.

         The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 6.2 Merger or Consolidation of the Depositor or the Master Servicer.

         The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

SECTION 6.3 Limitation on Liability of the Depositor, the Master Servicer and Others.

         None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may


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rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that either the Depositor or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of the applicable subaccount of the Certificate Account.

SECTION 6.4       Limitation on Resignation of Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause
(b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                                  ARTICLE VII
                                     DEFAULT

SECTION 7.1 Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

         (i) any failure by the Master Servicer to deposit in the applicable subaccount of the Certificate Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or


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         (ii)     any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

         (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi) the failure of the Master Servicer to remit any Advance required to be remitted by the Master Servicer pursuant to
                  Section 4.1 which failure continues unremedied at 11:00 a.m., Central time, on the related Distribution Date.

         If an Event of Default described in clauses (i) to (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 66 2/3% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) of this Section shall occur, the Trustee shall immediately, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof, other than its rights as a


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Certificateholder hereunder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or another successor to the Master Servicer appointed by the Trustee pursuant to Section 7.2. The Trustee, in its capacity as successor to the Master Servicer, shall thereupon make any Advance which the Master Servicer failed to make subject to Section 4.1 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. All expenses incurred in the transferring of the servicing duties from the Master Servicer to a Successor Servicer shall be paid by the Master Servicer, and if not paid by the Master Servicer, shall be paid from amounts on deposit in the Certificate Account.

         Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.8(a)(i) through (viii),and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Any termination of the activities of the Master Servicer hereunder will simultaneously result in the termination of the Master Servicer's duties as a subservicer pursuant to the Servicing Rights Transfer and Subservicing Agreement.

SECTION 7.2 Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.1 hereof, the Trustee shall, subject to and to the extent provided in Section 3.4, be the successor to the Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section
4.1. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with
Section 7.1 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to
Section 4.1 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the


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responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $10,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.3 hereof incurred prior to termination of the Master Servicer under Section 7.1), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.4 hereof, act in such capacity as provided above. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Master Servicing Fee permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.18.

         In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such mortgage Loan on the MERS(R) System to the successor Master Servicer or (y) in causing MERS to designate on the MERS(R) System the successor Master Servicer as the servicer of such Mortgage Loan. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.


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SECTION 7.3 Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

SECTION 8.1 Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) unless an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;


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         (ii)     the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

         (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer; and

         (v) without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

SECTION 8.2 Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.1:


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         (i)      the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

         (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand from the Servicer's own funds.

         (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

         (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;


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         (vii)    the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

         (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

         (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

         (x) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

         (xi) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 8.3 Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

SECTION 8.4 Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

SECTION 8.5 Trustee's Fees and Expenses.

         The Trustee, as compensation for its activities prior to making the distributions pursuant to Section 4.2 hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer,


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employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Master Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

SECTION 8.6 Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

SECTION 8.7 Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the

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Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.8 meeting the qualifications set forth in Section 8.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.8 hereof.

SECTION 8.8 Successor Trustee.

         Any successor trustee appointed as provided in Section 8.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.


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         No successor trustee shall accept appointment as provided in this
Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.9 Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any


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

                           jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11 Tax Matters.

         It is intended that the assets with respect to which each REMIC election is to be made, as set forth in the preliminary statement shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared


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

and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;
(c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of any REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;
(j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.


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         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement which breach was caused by its negligence or willful misconduct,
(ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.2 or 2.3 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in
Section 3.8(b).

SECTION 8.12 Periodic Filings.

         The Depositor hereby directs the Trustee to prepare, execute (pursuant to a limited power of attorney given to the Trustee by the Depositor) and file on behalf of the Depositor all periodic reports required under the Securities Exchange Act of 1934 in conformity with the terms of the "no-action" relief granted by the SEC to issuers of asset-backed securities such as the Certificates and the Trustee hereby agrees to do so. The Master Servicer will also prepare and execute any certifications to be filed with the Form 10-K as required under the Sarbanes-Oxley Act of 2002. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them and otherwise reasonably shall cooperate with the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.


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

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1 Termination upon Liquidation or Purchase of all Mortgage Loans.

         Subject to Section 9.3, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than a Mortgage Loan that has been foreclosed and subject to clause (ii)) plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate, and (iii) any costs and damages incurred by the Trust in connection with the noncompliance of such Mortgage Loan with any specifically applicable predatory or abusive lending law, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof, and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause
(a) above shall be conditioned upon the Pool Principal Balance for all of the Mortgage Pools, at the time of any such repurchase, aggregating less than ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

SECTION 9.2 Final Distribution on the Certificates.

         If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.


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

         In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the applicable subaccounts of the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Holders of each of the Class I-A-R Certificates shall be entitled to all unclaimed funds and other assets of the Trust Fund, held for distribution to such Certificateholders, which remain subject hereto.

SECTION 9.3 Additional Termination Requirements.

         (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.1, the Trust Fund and each REMIC created hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in Section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 9.2, the Master Servicer shall prepare and the Trustee, at the expense of the "tax matters person," shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code for each REMIC created hereunder which, as evidenced by an Opinion of Counsel addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

                  (2) Within 90 days after the time of adoption of such plans of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash in accordance with Section 9.1.

         (b) The Trustee as agent for any REMIC established hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in
                  Section 9.3(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

         (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign plans of complete liquidation.

                                   ARTICLE X
                                   [RESERVED]

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

SECTION 11.1 Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the


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

Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC established hereunder as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC established hereunder pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC established hereunder or the Certificateholders or cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.1.

SECTION 11.2 Recordation of Agreement; Counterparts.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.3 Governing Law.

         THIS AGREEMENT (OTHER THAN SECTION 2.1 HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 2.1 OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS UNDER SUCH SECTION SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.4 Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code financing and continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

SECTION 11.5 Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (1)      Any material change or amendment to this Agreement;

                  (2) The occurrence of any Event of Default that has not been cured;

                  (3) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  (4) The repurchase or substitution of Mortgage Loans pursuant to Section 2.3; and

                  (5)      The final payment to Certificateholders.

                  (6) Any rating action involving the long-term credit rating of the Master Servicer, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (7)      Each report to Certificateholders described in
                           Section 4.6;

                  (8)      Each annual statement as to compliance described in
                           Section 3.16;

                  (9) Each annual independent public accountants' servicing report described in Section 3.17; and

                  (10) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.2, 2.3 or 3.11.

         (b) All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to by first class mail, facsimile or courier (a) in the case of the Depositor, First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Alfred Chang; (b) in the case of the Master Servicer, First Horizon Home Loan Corporation, 4000 Horizon Way, Irving, Texas 75063, Attention:
                  Larry P. Cole or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master

                  Servicer in writing; (c) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286,
                  Attention: Diane Pickett, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer, and
                  (d) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 11.6 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.7 Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided in Section 6.2, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

SECTION 11.8 Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.8, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.9 Inspection and Audit Rights.

         The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.9 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Subservicer.

SECTION 11.10 Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 11.11 Limitations on Actions; No Proceedings.

         (a) Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

         (b) Notwithstanding any prior termination of this Agreement, the Trustee, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

SECTION 11.12 Acknowledgment of Seller.

         Seller hereby acknowledges the provisions of this Agreement, including the obligations under Sections 2.1(a), 2.2, 2.3(b) and 8.11 of this Agreement and further acknowledges the Depositor's assignment of its rights and remedies for the breach of the representations and warranties made by the Seller under the MLPA.



                                   * * * * * *

         IN WITNESS WHEREOF, the Depositor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                         FIRST HORIZON ASSET SECURITIES INC.,
                                         as Depositor


                                         By:____________________________________
                                            Alfred Chang
                                            Vice President


                                         THE BANK OF NEW YORK,
                                         not in its individual capacity, but
                                         solely as Trustee


                                         By:____________________________________
                                            Diane Pickett
                                            Vice President


                                         FIRST HORIZON HOME LOAN CORPORATION,
                                         in its capacity as Master Servicer


                                         By:____________________________________
                                            Terry McCoy
                                            Senior Vice President


The foregoing agreement is hereby
acknowledged and accepted as of the
date first above written:

FIRST HORIZON HOME LOAN CORPORATION,
in its capacity as Seller



By:_______________________________
   Terry McCoy
   Executive Vice President

                                   SCHEDULE I

                       First Horizon Asset Securities Inc.
                Mortgage Pass-Through Certificates Series 2005-2

                             Mortgage Loan Schedule
                             ----------------------

                      [Available Upon Request from Trustee]

                                   SCHEDULE II

                       First Horizon Asset Securities Inc.
                Mortgage Pass-Through Certificates Series 2005-2

              Representations and Warranties of the Master Servicer
              -----------------------------------------------------

         First Horizon Home Loan Corporation ("First Horizon") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among First Horizon, as master servicer, First Horizon Asset Securities Inc., as depositor, and The Bank of New York, as trustee.

                  (1) First Horizon is duly organized as a Kansas corporation and is validly existing and in good standing under the laws of the State of Kansas and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by First Horizon in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

                  (2) First Horizon has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of First Horizon the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of First Horizon, enforceable against First Horizon in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of the Pooling and Servicing Agreement by First Horizon, the servicing of the Mortgage Loans by First Horizon under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of First Horizon and will not (A) result in a material breach of any term or provision of the charter or by-laws of First Horizon or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which First Horizon is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to First Horizon of any court, regulatory body, administrative agency or governmental body having jurisdiction over First Horizon; and First Horizon is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair First Horizon's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

                  (4) No litigation is pending or, to the best of First Horizon's knowledge, threatened against First Horizon that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by First Horizon.

                  (5) First Horizon is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as along as such Mortgage Loans are registered with MERS.

                                  SCHEDULE III

                       First Horizon Asset Securities Inc.
                Mortgage Pass-Through Certificates Series 2005-2

                     Form of Monthly Master Servicer Report
                     --------------------------------------

                              [Begins on Next Page]



                                     III-1

                                   SCHEDULE IV

                       First Horizon Asset Securities Inc.
                Mortgage Pass-Through Certificates Series 2005-2

                           Principal Balance Schedules
                           ---------------------------

                              [Begins on Next Page]


Distribution Date .....              PAC Schedule                 TAC Schedule
Initial Balance .......              $   161,264,000.00           $   56,917,000.00
April 25, 2005 ........              $   160,958,401.36           $   56,806,127.89
May 25, 2005 ..........              $   160,612,796.61           $   56,656,041.05
June 25, 2005 .........              $   160,227,380.20           $   56,466,789.83
July 25, 2005 .........              $   159,802,267.18           $   56,238,484.34
August 25, 2005 .......              $   159,337,593.27           $   55,971,294.57
September 25, 2005 ....              $   158,833,514.71           $   55,665,450.49
October 25, 2005 ......              $   158,290,208.30           $   55,321,242.00
November 25, 2005 .....              $   157,707,871.26           $   54,939,018.73
December 25, 2005 .....              $   157,086,721.16           $   54,519,189.82
January 25, 2006 ......              $   156,426,995.81           $   54,062,223.45
February 25, 2006 .....              $   155,728,953.11           $   53,568,646.37
March 25, 2006 ........              $   154,992,870.92           $   53,039,043.21
April 25, 2006 ........              $   154,219,046.88           $   52,474,055.76
May 25, 2006 ..........              $   153,407,798.26           $   51,874,382.03
June 25, 2006 .........              $   152,559,461.70           $   51,240,775.32
July 25, 2006 .........              $   151,674,393.07           $   50,574,043.04
August 25, 2006 .......              $   150,752,967.16           $   49,875,045.52
September 25, 2006 ....              $   149,795,577.48           $   49,144,694.66
October 25, 2006 ......              $   148,802,635.96           $   48,383,952.50
November 25, 2006 .....              $   147,774,572.71           $   47,593,829.56
December 25, 2006 .....              $   146,711,835.66           $   46,775,383.34
January 25, 2007 ......              $   145,614,890.29           $   45,929,716.42
February 25, 2007 .....              $   144,484,219.29           $   45,057,974.64
March 25, 2007 ........              $   143,320,322.21           $   44,161,345.15
April 25, 2007 ........              $   142,123,715.07           $   43,241,054.39
May 25, 2007 ..........              $   140,894,930.04           $   42,298,365.89
June 25, 2007 .........              $   139,634,515.01           $   41,334,578.13
July 25, 2007 .........              $   138,343,033.21           $   40,351,022.17
August 25, 2007 .......              $   137,021,062.76           $   39,349,059.37
September 25, 2007 ....              $   135,698,102.26           $   38,357,791.86
October 25, 2007 ......              $   134,382,103.20           $   37,384,850.20
November 25, 2007 .....              $   133,073,030.10           $   36,429,991.24
December 25, 2007 .....              $   131,770,847.65           $   35,492,974.63
January 25, 2008 ......              $   130,475,520.73           $   34,573,562.76
February 25, 2008 .....              $   129,187,014.39           $   33,671,520.83
March 25, 2008 ........              $   127,905,293.89           $   32,786,616.66
April 25, 2008 ........              $   126,630,324.65           $   31,918,620.81
May 25, 2008 ..........              $   125,362,072.26           $   31,067,306.50
June 25, 2008 .........              $   124,100,502.51           $   30,232,449.52
July 25, 2008 .........              $   122,845,581.35           $   29,413,828.30
August 25, 2008 .......              $   121,597,274.93           $   28,611,223.80
September 25, 2008 ....              $   120,355,549.56           $   27,824,419.53
October 25, 2008 ......              $   119,120,371.71           $   27,053,201.51
November 25, 2008 .....              $   117,891,708.06           $   26,297,358.22
December 25, 2008 .....              $   116,669,525.43           $   25,556,680.62
January 25, 2009 ......              $   115,453,790.83           $   24,830,962.07
February 25, 2009 .....              $   114,244,471.45           $   24,119,998.33
March 25, 2009 ........              $   113,041,534.62           $   23,423,587.56
April 25, 2009 ........              $   111,844,947.86           $   22,741,530.22
May 25, 2009 ..........              $   110,654,678.87           $   22,073,629.11
June 25, 2009 .........              $   109,470,695.49           $   21,419,689.33
July 25, 2009 .........              $   108,292,965.76           $   20,779,518.23
August 25, 2009 .......              $   107,121,457.85           $   20,152,925.41
September 25, 2009 ....              $   105,956,140.13           $   19,539,722.67
October 25, 2009 ......              $   104,796,981.11           $   18,939,724.04
November 25, 2009 .....              $   103,643,949.47           $   18,352,745.69
December 25, 2009 .....              $   102,497,014.05           $   17,778,605.94
January 25, 2010 ......              $   101,356,143.88           $   17,217,125.21
February 25, 2010 .....              $   100,221,308.11           $   16,668,126.04



March 25, 2010 ........              $    99,092,476.07           $   16,131,433.05
April 25, 2010 ........              $    97,978,182.86           $   15,615,955.09
May 25, 2010 ..........              $    96,869,793.52           $   15,112,368.44
June 25, 2010 .........              $    95,767,277.75           $   14,620,503.93
July 25, 2010 .........              $    94,670,605.39           $   14,140,194.40
August 25, 2010 .......              $    93,579,746.47           $   13,671,274.61
September 25, 2010 ....              $    92,494,671.14           $   13,213,581.28
October 25, 2010 ......              $    91,415,349.74           $   12,766,953.03
November 25, 2010 .....              $    90,341,752.72           $   12,331,230.38
December 25, 2010 .....              $    89,273,850.73           $   11,906,255.72
January 25, 2011 ......              $    88,211,614.52           $   11,491,873.31
February 25, 2011 .....              $    87,155,015.04           $   11,087,929.21
March 25, 2011 ........              $    86,104,023.37           $   10,694,271.28
April 25, 2011 ........              $    85,061,361.47           $   10,313,555.44
May 25, 2011 ..........              $    84,024,231.14           $    9,942,786.51
June 25, 2011 .........              $    82,992,603.91           $    9,581,817.98
July 25, 2011 .........              $    81,966,451.48           $    9,230,505.05
August 25, 2011 .......              $    80,945,745.67           $    8,888,704.63
September 25, 2011 ....              $    79,930,458.44           $    8,556,275.35
October 25, 2011 ......              $    78,920,561.92           $    8,233,077.48
November 25, 2011 .....              $    77,916,028.38           $    7,918,972.94
December 25, 2011 .....              $    76,916,830.21           $    7,613,825.32
January 25, 2012 ......              $    75,922,939.96           $    7,317,499.78
February 25, 2012 .....              $    74,934,330.32           $    7,029,863.10
March 25, 2012 ........              $    73,950,974.13           $    6,750,783.64
April 25, 2012 ........              $    72,978,103.97           $    6,485,221.61
May 25, 2012 ..........              $    72,010,387.84           $    6,227,857.79
June 25, 2012 .........              $    71,047,799.09           $    5,978,566.26
July 25, 2012 .........              $    70,090,311.22           $    5,737,222.59
August 25, 2012 .......              $    69,137,897.88           $    5,503,703.81
September 25, 2012 ....              $    68,190,532.83           $    5,277,888.47
October 25, 2012 ......              $    67,248,190.00           $    5,059,656.51
November 25, 2012 .....              $    66,310,843.41           $    4,848,889.36
December 25, 2012 .....              $    65,378,467.25           $    4,645,469.84
January 25, 2013 ......              $    64,451,035.83           $    4,449,282.16
February 25, 2013 .....              $    63,528,523.60           $    4,260,211.92
March 25, 2013 ........              $    62,610,905.12           $    4,078,146.13
April 25, 2013 ........              $    61,703,113.40           $    3,907,394.34
May 25, 2013 ..........              $    60,800,110.46           $    3,743,304.91
June 25, 2013 .........              $    59,901,871.53           $    3,585,770.65
July 25, 2013 .........              $    59,008,371.97           $    3,434,685.69
August 25, 2013 .......              $    58,119,587.26           $    3,289,945.40
September 25, 2013 ....              $    57,235,493.02           $    3,151,446.45
October 25, 2013 ......              $    56,356,064.98           $    3,019,086.71
November 25, 2013 .....              $    55,481,279.00           $    2,892,765.33
December 25, 2013 .....              $    54,614,381.11           $    2,769,112.60
January 25, 2014 ......              $    53,760,246.46           $    2,643,131.01
February 25, 2014 .....              $    52,918,693.26           $    2,514,881.33
March 25, 2014 ........              $    52,089,542.28           $    2,384,423.06
April 25, 2014 ........              $    51,282,381.31           $    2,250,319.81
May 25, 2014 ..........              $    50,486,995.26           $    2,114,208.04
June 25, 2014 .........              $    49,703,217.75           $    1,976,141.19
July 25, 2014 .........              $    48,930,884.74           $    1,836,171.58
August 25, 2014 .......              $    48,169,834.45           $    1,694,350.45
September 25, 2014 ....              $    47,419,907.35           $    1,550,727.95
October 25, 2014 ......              $    46,680,946.12           $    1,405,353.21
November 25, 2014 .....              $    45,952,795.62           $    1,258,274.32
December 25, 2014 .....              $    45,235,302.86           $    1,109,538.36
January 25, 2015 ......              $    44,528,317.00           $      959,191.39
February 25, 2015 .....              $    43,831,689.26           $      807,278.53



March 25, 2015 ........              $    43,145,272.95           $      653,843.88
April 25, 2015 ........              $    42,468,923.39           $      498,930.67
May 25, 2015 ..........              $    41,802,497.95           $      342,581.12
June 25, 2015 .........              $    41,145,855.94           $      184,836.59
July 25, 2015 .........              $    40,498,858.65           $       25,737.53
August 25, 2015 .......              $    39,861,369.30           $            0.00
September 25, 2015 ....              $    39,233,252.99           $            0.00
October 25, 2015 ......              $    38,614,376.72           $            0.00
November 25, 2015 .....              $    38,004,609.31           $            0.00
December 25, 2015 .....              $    37,403,821.44           $            0.00
January 25, 2016 ......              $    36,811,885.56           $            0.00
February 25, 2016 .....              $    36,228,675.90           $            0.00
March 25, 2016 ........              $    35,654,068.46           $            0.00
April 25, 2016 ........              $    35,087,940.93           $            0.00
May 25, 2016 ..........              $    34,530,172.74           $            0.00
June 25, 2016 .........              $    33,980,644.98           $            0.00
July 25, 2016 .........              $    33,439,240.38           $            0.00
August 25, 2016 .......              $    32,905,843.34           $            0.00
September 25, 2016 ....              $    32,380,339.83           $            0.00
October 25, 2016 ......              $    31,862,617.45           $            0.00
November 25, 2016 .....              $    31,352,565.33           $            0.00
December 25, 2016 .....              $    30,850,074.16           $            0.00
January 25, 2017 ......              $    30,355,036.17           $            0.00
February 25, 2017 .....              $    29,867,345.05           $            0.00
March 25, 2017 ........              $    29,386,896.02           $            0.00
April 25, 2017 ........              $    28,913,585.73           $            0.00
May 25, 2017 ..........              $    28,447,312.29           $            0.00
June 25, 2017 .........              $    27,987,975.21           $            0.00
July 25, 2017 .........              $    27,535,475.42           $            0.00
August 25, 2017 .......              $    27,089,715.23           $            0.00
September 25, 2017 ....              $    26,650,598.32           $            0.00
October 25, 2017 ......              $    26,218,029.69           $            0.00
November 25, 2017 .....              $    25,791,915.70           $            0.00
December 25, 2017 .....              $    25,372,163.99           $            0.00
January 25, 2018 ......              $    24,958,683.51           $            0.00
February 25, 2018 .....              $    24,551,384.46           $            0.00
March 25, 2018 ........              $    24,150,178.33           $            0.00
April 25, 2018 ........              $    23,754,977.82           $            0.00
May 25, 2018 ..........              $    23,365,696.85           $            0.00
June 25, 2018 .........              $    22,982,250.55           $            0.00
July 25, 2018 .........              $    22,604,555.25           $            0.00
August 25, 2018 .......              $    22,232,528.44           $            0.00
September 25, 2018 ....              $    21,866,088.74           $            0.00
October 25, 2018 ......              $    21,505,155.96           $            0.00
November 25, 2018 .....              $    21,149,651.00           $            0.00
December 25, 2018 .....              $    20,799,495.86           $            0.00
January 25, 2019 ......              $    20,454,613.66           $            0.00
February 25, 2019 .....              $    20,114,928.57           $            0.00
March 25, 2019 ........              $    19,780,365.84           $            0.00
April 25, 2019 ........              $    19,450,851.77           $            0.00
May 25, 2019 ..........              $    19,126,313.68           $            0.00
June 25, 2019 .........              $    18,806,679.91           $            0.00
July 25, 2019 .........              $    18,491,879.82           $            0.00
August 25, 2019 .......              $    18,181,843.74           $            0.00
September 25, 2019 ....              $    17,876,502.99           $            0.00
October 25, 2019 ......              $    17,575,789.86           $            0.00
November 25, 2019 .....              $    17,279,637.57           $            0.00
December 25, 2019 .....              $    16,987,980.30           $            0.00
January 25, 2020 ......              $    16,700,753.14           $            0.00
February 25, 2020 .....              $    16,417,892.10           $            0.00



March 25, 2020 ........              $    16,139,334.08           $            0.00
April 25, 2020 ........              $    15,865,016.87           $            0.00
May 25, 2020 ..........              $    15,594,879.14           $            0.00
June 25, 2020 .........              $    15,328,860.41           $            0.00
July 25, 2020 .........              $    15,066,901.07           $            0.00
August 25, 2020 .......              $    14,808,942.34           $            0.00
September 25, 2020 ....              $    14,554,926.25           $            0.00
October 25, 2020 ......              $    14,304,795.67           $            0.00
November 25, 2020 .....              $    14,058,494.26           $            0.00
December 25, 2020 .....              $    13,815,966.47           $            0.00
January 25, 2021 ......              $    13,577,157.55           $            0.00
February 25, 2021 .....              $    13,342,013.52           $            0.00
March 25, 2021 ........              $    13,110,481.13           $            0.00
April 25, 2021 ........              $    12,882,507.91           $            0.00
May 25, 2021 ..........              $    12,658,042.12           $            0.00
June 25, 2021 .........              $    12,437,032.76           $            0.00
July 25, 2021 .........              $    12,219,429.53           $            0.00
August 25, 2021 .......              $    12,005,182.86           $            0.00
September 25, 2021 ....              $    11,794,243.85           $            0.00
October 25, 2021 ......              $    11,586,564.33           $            0.00
November 25, 2021 .....              $    11,382,096.78           $            0.00
December 25, 2021 .....              $    11,180,794.37           $            0.00
January 25, 2022 ......              $    10,982,610.90           $            0.00
February 25, 2022 .....              $    10,787,500.87           $            0.00
March 25, 2022 ........              $    10,595,419.38           $            0.00
April 25, 2022 ........              $    10,406,322.20           $            0.00
May 25, 2022 ..........              $    10,220,165.69           $            0.00
June 25, 2022 .........              $    10,036,906.85           $            0.00
July 25, 2022 .........              $     9,856,503.29           $            0.00
August 25, 2022 .......              $     9,678,913.21           $            0.00
September 25, 2022 ....              $     9,504,095.41           $            0.00
October 25, 2022 ......              $     9,332,009.26           $            0.00
November 25, 2022 .....              $     9,162,614.72           $            0.00
December 25, 2022 .....              $     8,995,872.31           $            0.00
January 25, 2023 ......              $     8,831,743.10           $            0.00
February 25, 2023 .....              $     8,670,188.75           $            0.00
March 25, 2023 ........              $     8,511,171.41           $            0.00
April 25, 2023 ........              $     8,354,653.80           $            0.00
May 25, 2023 ..........              $     8,200,599.17           $            0.00
June 25, 2023 .........              $     8,048,971.28           $            0.00
July 25, 2023 .........              $     7,899,734.41           $            0.00
August 25, 2023 .......              $     7,752,853.34           $            0.00
September 25, 2023 ....              $     7,608,293.35           $            0.00
October 25, 2023 ......              $     7,466,020.24           $            0.00
November 25, 2023 .....              $     7,326,000.26           $            0.00
December 25, 2023 .....              $     7,188,200.15           $            0.00
January 25, 2024 ......              $     7,052,587.14           $            0.00
February 25, 2024 .....              $     6,919,128.91           $            0.00
March 25, 2024 ........              $     6,787,793.60           $            0.00
April 25, 2024 ........              $     6,658,549.81           $            0.00
May 25, 2024 ..........              $     6,531,366.59           $            0.00
June 25, 2024 .........              $     6,406,213.42           $            0.00
July 25, 2024 .........              $     6,283,060.22           $            0.00
August 25, 2024 .......              $     6,161,877.34           $            0.00
September 25, 2024 ....              $     6,042,635.55           $            0.00
October 25, 2024 ......              $     5,925,306.04           $            0.00
November 25, 2024 .....              $     5,809,860.41           $            0.00
December 25, 2024 .....              $     5,696,270.67           $            0.00
January 25, 2025 ......              $     5,584,509.21           $            0.00
February 25, 2025 .....              $     5,474,548.84           $            0.00



March 25, 2025 ........              $     5,366,362.75           $            0.00
April 25, 2025 ........              $     5,259,924.50           $            0.00
May 25, 2025 ..........              $     5,155,208.05           $            0.00
June 25, 2025 .........              $     5,052,187.71           $            0.00
July 25, 2025 .........              $     4,950,838.17           $            0.00
August 25, 2025 .......              $     4,851,134.48           $            0.00
September 25, 2025 ....              $     4,753,052.05           $            0.00
October 25, 2025 ......              $     4,656,566.63           $            0.00
November 25, 2025 .....              $     4,561,654.34           $            0.00
December 25, 2025 .....              $     4,468,291.63           $            0.00
January 25, 2026 ......              $     4,376,455.27           $            0.00
February 25, 2026 .....              $     4,286,122.39           $            0.00
March 25, 2026 ........              $     4,197,270.44           $            0.00
April 25, 2026 ........              $     4,109,877.18           $            0.00
May 25, 2026 ..........              $     4,023,920.71           $            0.00
June 25, 2026 .........              $     3,939,379.43           $            0.00
July 25, 2026 .........              $     3,856,232.05           $            0.00
August 25, 2026 .......              $     3,774,457.61           $            0.00
September 25, 2026 ....              $     3,694,035.41           $            0.00
October 25, 2026 ......              $     3,614,945.08           $            0.00
November 25, 2026 .....              $     3,537,166.53           $            0.00
December 25, 2026 .....              $     3,460,679.96           $            0.00
January 25, 2027 ......              $     3,385,465.87           $            0.00
February 25, 2027 .....              $     3,311,505.01           $            0.00
March 25, 2027 ........              $     3,238,778.43           $            0.00
April 25, 2027 ........              $     3,167,267.46           $            0.00
May 25, 2027 ..........              $     3,096,953.67           $            0.00
June 25, 2027 .........              $     3,027,818.93           $            0.00
July 25, 2027 .........              $     2,959,845.34           $            0.00
August 25, 2027 .......              $     2,893,015.28           $            0.00
September 25, 2027 ....              $     2,827,311.37           $            0.00
October 25, 2027 ......              $     2,762,716.51           $            0.00
November 25, 2027 .....              $     2,699,213.80           $            0.00
December 25, 2027 .....              $     2,636,786.63           $            0.00
January 25, 2028 ......              $     2,575,418.59           $            0.00
February 25, 2028 .....              $     2,515,093.55           $            0.00
March 25, 2028 ........              $     2,455,795.58           $            0.00
April 25, 2028 ........              $     2,397,508.99           $            0.00
May 25, 2028 ..........              $     2,340,218.32           $            0.00
June 25, 2028 .........              $     2,283,908.34           $            0.00
July 25, 2028 .........              $     2,228,564.03           $            0.00
August 25, 2028 .......              $     2,174,170.60           $            0.00
September 25, 2028 ....              $     2,120,713.45           $            0.00
October 25, 2028 ......              $     2,068,178.22           $            0.00
November 25, 2028 .....              $     2,016,550.75           $            0.00
December 25, 2028 .....              $     1,965,817.07           $            0.00
January 25, 2029 ......              $     1,915,963.44           $            0.00
February 25, 2029 .....              $     1,866,976.30           $            0.00
March 25, 2029 ........              $     1,818,842.30           $            0.00
April 25, 2029 ........              $     1,771,548.27           $            0.00
May 25, 2029 ..........              $     1,725,081.24           $            0.00
June 25, 2029 .........              $     1,679,428.43           $            0.00
July 25, 2029 .........              $     1,634,577.24           $            0.00
August 25, 2029 .......              $     1,590,515.28           $            0.00
September 25, 2029 ....              $     1,547,230.29           $            0.00
October 25, 2029 ......              $     1,504,710.23           $            0.00
November 25, 2029 .....              $     1,462,943.23           $            0.00
December 25, 2029 .....              $     1,421,917.59           $            0.00
January 25, 2030 ......              $     1,381,621.77           $            0.00
February 25, 2030 .....              $     1,342,044.40           $            0.00



March 25, 2030 ........              $     1,303,174.30           $            0.00
April 25, 2030 ........              $     1,265,000.44           $            0.00
May 25, 2030 ..........              $     1,227,511.93           $            0.00
June 25, 2030 .........              $     1,190,698.07           $            0.00
July 25, 2030 .........              $     1,154,548.30           $            0.00
August 25, 2030 .......              $     1,119,052.23           $            0.00
September 25, 2030 ....              $     1,084,199.61           $            0.00
October 25, 2030 ......              $     1,049,980.34           $            0.00
November 25, 2030 .....              $     1,016,384.47           $            0.00
December 25, 2030 .....              $       983,402.21           $            0.00
January 25, 2031 ......              $       951,023.88           $            0.00
February 25, 2031 .....              $       919,239.99           $            0.00
March 25, 2031 ........              $       888,041.14           $            0.00
April 25, 2031 ........              $       857,418.11           $            0.00
May 25, 2031 ..........              $       827,361.80           $            0.00
June 25, 2031 .........              $       797,863.23           $            0.00
July 25, 2031 .........              $       768,913.57           $            0.00
August 25, 2031 .......              $       740,504.11           $            0.00
September 25, 2031 ....              $       712,626.29           $            0.00
October 25, 2031 ......              $       685,271.65           $            0.00
November 25, 2031 .....              $       658,431.87           $            0.00
December 25, 2031 .....              $       632,098.74           $            0.00
January 25, 2032 ......              $       606,264.19           $            0.00
February 25, 2032 .....              $       580,920.25           $            0.00
March 25, 2032 ........              $       556,059.09           $            0.00
April 25, 2032 ........              $       531,672.98           $            0.00
May 25, 2032 ..........              $       507,754.30           $            0.00
June 25, 2032 .........              $       484,295.56           $            0.00
July 25, 2032 .........              $       461,289.38           $            0.00
August 25, 2032 .......              $       438,728.47           $            0.00
September 25, 2032 ....              $       416,605.66           $            0.00
October 25, 2032 ......              $       394,913.90           $            0.00
November 25, 2032 .....              $       373,646.23           $            0.00
December 25, 2032 .....              $       352,795.79           $            0.00
January 25, 2033 ......              $       332,355.83           $            0.00
February 25, 2033 .....              $       312,319.71           $            0.00
March  25, 2033 .......              $       292,680.87           $            0.00
April 25, 2033 ........              $       273,432.85           $            0.00
May  25, 2033 .........              $       254,569.30           $            0.00
June 25, 2033 .........              $       236,083.97           $            0.00
July 25, 2033 .........              $       217,970.67           $            0.00
August 25, 2033 .......              $       200,223.34           $            0.00
September 25, 2033 ....              $       182,835.98           $            0.00
October 25, 2033 ......              $       165,802.72           $            0.00
November 25, 2033 .....              $       149,117.73           $            0.00
December 25, 2033 .....              $       132,775.29           $            0.00
January 25, 2034 ......              $       116,769.79           $            0.00
February 25, 2034 .....              $       101,095.66           $            0.00
March 25, 2034 ........              $        85,747.44           $            0.00
April 25, 2034 ........              $        70,719.75           $            0.00
May 25, 2034 ..........              $        56,007.28           $            0.00
June 25, 2034 .........              $        41,604.82           $            0.00
July 25, 2034 .........              $        27,507.22           $            0.00
August 25, 2034 .......              $        13,709.41           $            0.00
September 25, 2034 ....              $           206.41           $            0.00
October 25, 2034
  and thereafter ......              $             0.00           $            0.00


                                   EXHIBIT A-1

                          [FORM OF SENIOR CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                :

Cut-off Date                   :

First Distribution Date        :

Initial Certificate Balance of
this Certificate
("Denominations")              : $

Initial Certificate
Balances of all
Certificate of this
Class                          : $

CUSIP                          :

                First Horizon Mortgage Pass-Through Trust 2005-2
                Mortgage Pass-Through Certificates, Series 2005-2
                                Class [________]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of one or more pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

                First Horizon Asset Securities Inc., as Depositor

      [Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.] This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by First Horizon Asset Securities Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, First Horizon Home Loan Corporation, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  March __, 2005

                           THE BANK OF NEW YORK,
                           not in its individual capacity, but solely as Trustee


                           By:
                              -------------------------------------------
                                 Authorized Signatory of
                                 THE BANK OF NEW YORK
                                 not in its individual capacity,
                                 but solely as Trustee


Countersigned:

By
  -------------------------------------
    Authorized Signatory of
    THE BANK OF NEW YORK,
    not in its individual capacity,
    but solely as Trustee

                                   EXHIBIT A-2

                           [FORM OF SENIOR CERTIFICATE

                      [CLASS [I-A-PO][II-A-PO] CERTIFICATE]



SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE CERTIFICATE HAS BEEN SUBJECT TO AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.

THIS CLASS [I-A-PO][II-A-PO] CERTIFICATE SHALL NOT BE ENTITLED TO ANY PAYMENTS IN RESPECT OF INTEREST.



Certificate No.                :

Cut-off Date                   :

First Distribution Date        :

Initial Certificate Balance of
this Certificate
("Denominations")              : $

Initial Certificate
Balances of all
Certificate of this
Class                          : $

CUSIP                          :

          First Horizon Alternative Mortgage Securities Trust 2005-FA2
               Mortgage Pass-Through Certificates, Series 2005-FA2
                             Class [I-A-PO][II-A-PO]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of one or more pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

                First Horizon Asset Securities Inc., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by First Horizon Asset Securities Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, First Horizon Home Loan Corporation, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  March ___, 2005

                           THE BANK OF NEW YORK,
                           not in its individual capacity, but solely as Trustee


                           By:
                              -------------------------------------------
                                 Authorized Signatory of
                                 THE BANK OF NEW YORK
                                 not in its individual capacity,
                                 but solely as Trustee


Countersigned:

By
  -------------------------------------
    Authorized Signatory of
    THE BANK OF NEW YORK,
    not in its individual capacity,
    but solely as Trustee

                                    EXHIBIT B

                       [FORM OF SUBORDINATED CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.]

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR, IF SUCH PURCHASER IS AN INSURANCE COMPANY AND THE

CERTIFICATE HAS BEEN SUBJECT TO AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Certificate No.                :

Cut-off Date                   :

First Distribution Date        :

Initial Certificate Balance of
this Certificate
("Denominations")              : $

Initial Certificate
Balances of all
Certificate of this
Class                          : $

CUSIP                          :

                First Horizon Mortgage Pass-Through Trust 2005-2
                Mortgage Pass-Through Certificates, Series 2005-2
                                   Class [___]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of one or more pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

                First Horizon Asset Securities Inc., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by First Horizon Asset Securities Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, First Horizon Home Loan Corporation, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within two years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

      [No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation [letter] from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee , the Depositor or the Master Servicer, (ii) if the purchaser is an insurance company and the certificate has been subject to an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer. [Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.] Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  March __, 2005

                           THE BANK OF NEW YORK,
                           not in its individual capacity, but solely as Trustee


                           By:
                              -------------------------------------------
                                 Authorized Signatory of
                                 THE BANK OF NEW YORK
                                 not in its individual capacity,
                                 but solely as Trustee


Countersigned:

By
  -------------------------------------
    Authorized Signatory of
    THE BANK OF NEW YORK,
    not in its individual capacity,
    but solely as Trustee

                                   EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]



SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS ONE OR MORE "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR, IF SUCH PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                :

Cut-off Date                   :

First Distribution Date        :

Initial Certificate Balance of
this Certificate
("Denominations")              : $

Initial Certificate
Balances of all
Certificate of this
Class                          : $

CUSIP                          :

                First Horizon Mortgage Pass-Through Trust 2005-2
                Mortgage Pass-Through Certificates, Series 2005-2

                  evidencing the distributions allocable to the [Class I-A-R] Certificates with respect to a Trust Fund consisting primarily of one or more pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

                First Horizon Asset Securities Inc., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This certifies that _________________ is the registered owner of the Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by First Horizon Asset Securities Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, First Horizon Home Loan Corporation, as master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this [Class I-A-R] Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York. This [Class I-A-R] Certificate represents an ownership in the RL Interest and RU Interest, as defined in the Agreement

      No transfer of a [Class I-A-R] Certificate shall be made unless the Trustee shall have received either (i) a representation [letter] from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, the Depositor or the Master Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class I-A-R Certificate will not result in prohibited transactions under
Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor and the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer. [Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of this Class I-A-R Certificate and by a beneficial owner's acceptance of its interest in such Certificate.] Notwithstanding anything else to the contrary herein, any purported transfer of a [Class I-A-R] Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

      Each Holder of this [Class I-A-R] Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this [Class I-A-R] Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this [Class I-A-R] Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this [Class I-A-R] Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this [Class I-A-R] Certificate must agree not to transfer an Ownership Interest in this [Class I-A-R] Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this [Class I-A-R] Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  March __, 2005

                           THE BANK OF NEW YORK,
                           not in its individual capacity, but solely as Trustee


                           By:
                              -------------------------------------------
                                 Authorized Signatory of
                                 THE BANK OF NEW YORK
                                 not in its individual capacity,
                                 but solely as Trustee


Countersigned:

By
  -------------------------------------
    Authorized Signatory of
    THE BANK OF NEW YORK,
    not in its individual capacity,
    but solely as Trustee

                                    EXHIBIT D

                        [Form of Reverse of Certificates]

                First Horizon Mortgage Pass-Through Trust 2005-2
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as First Horizon Mortgage Pass-Through Trust 2005-2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Pool Principal Balances of Pool I, Pool II and Pool III combined, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans in the Mortgage Pools at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                         ------------------------------
                        (Please insert social security or
                      other identifying number of assignee)

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

    ------------------------------------------------------------------------

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

Dated:   __________________

                                          --------------------------------------
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________, for the account of
_____________________, account number ___________, or, if mailed by check, to
___________________________. Applicable statements should be mailed to
___________________________.

      This information is provided by ________________________________________, the assignee named above, or _________________, as its agent.

                                    EXHIBIT E

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

First Horizon Asset Securities Inc.
First Horizon Home Loan Corporation
4000 Horizon Way
Irving, Texas  75063

The Bank of New York_______
101 Barclay Street, 8W_____
New York, New York  10286

      Re: Custodial Agreement dated as of March 30, 2005 by and among the Bank of New York, as Trustee, First Horizon Home Loan Corporation, as Servicer and First Tennessee Bank National Association, as Custodian

Gentlemen:

      In accordance with Section 2 of the above-captioned Custodial Agreement (the "Custodial Agreement"), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

      (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

      (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments); provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

      Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement.

                                   FIRST TENNESSEE BANK NATIONAL
                                   ASSOCIATION,
                                   as Custodian


                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                    EXHIBIT F

                      FORM OF DELAY DELIVERY CERTIFICATION

                                     [date]



First Horizon Asset Securities Inc.
First Horizon Home Loan Corporation
4000 Horizon Way
Irving, Texas  75063

The Bank of New York
101 Barclay Street, 8W
New York, New York  10286

      Re: Custodial Agreement dated as of March 30, 2005 by and among the Bank of New York, as Trustee, First Horizon Home Loan Corporation, as Servicer, and First Tennessee Bank National Association, as Custodian

Ladies and Gentlemen:

      In accordance with Section 3 of the above-captioned Custodial Agreement (the "Custodial Agreement"), the undersigned, as Custodian, hereby certifies that, as to each Delay Delivery Mortgage Loan listed in the Mortgage Loan Schedule (other than any Delay Delivery Mortgage Loan listed in the attached schedule), it has received:

      (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of_______, without recourse";

      (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, [and in the case of each Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded]; and

      (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments); provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgage Property is located in the Commonwealth of Puerto Rico.

      Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Delay Delivery Mortgage Loan.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Delay Delivery Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Delay Delivery Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.



                                   FIRST TENNESSEE BANK NATIONAL
                                   ASSOCIATION,
                                   as Custodian


                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                    EXHIBIT G

                  FORM OF SUBSEQUENT CERTIFICATION OF CUSTODIAN

                                     [date]



First Horizon Asset Securities Inc.
First Horizon Home Loan Corporation
4000 Horizon Way
Irving, Texas  75063

The Bank of New York_______
101 Barclay Street, 8W_____
New York, New York  10286

      Re: Custodial Agreement dated as of March 30, 2005 by and among the Bank of New York, as Trustee, First Horizon Home Loan Corporation, as Servicer, and First Tennessee Bank National Association, as Custodian

Ladies and Gentlemen:

      In accordance with Section 2 of the above-captioned Custodial Agreement (the "Custodial Agreement"), the undersigned, as Custodian hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received, unless otherwise provided in Section 2 of the Custodial
Agreement:

      (i) (A) The original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ____________ without recourse," with all intervening endorsements showing a complete chain of endorsements from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

            (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

      (ii) except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

      (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment related); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

      (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

      (v) either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property, and

      (vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

            (a)   The Coop Shares, together with a stock power in blank;

            (b)   The executed Security Agreement;

            (c)   The executed Proprietary Lease;

            (d) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

            (e) Executed UCC-3 financing statements or their appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

                  Based on its review and examination and only as to the
            foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (iv), (vi) and (xi) of the definition of the "Mortgage Loan Schedule" in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title, and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement.

                                   FIRST TENNESSEE BANK NATIONAL
                                   ASSOCIATION,
                                   as Custodian


                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                    EXHIBIT H

                               TRANSFER AFFIDAVIT

                First Horizon Mortgage Pass-Through Trust 2005-2
                       Mortgage Pass-Through Certificates
                                  Series 2005-2

STATE OF          )
                  ) ss.:
COUNTY OF         )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of __________, the proposed Transferee of an Ownership Interest in a [Class I-A-R] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among First Horizon Asset Securities Inc., as depositor (the "Depositor"), First Horizon Home Loan Corporation, as master servicer, and The Bank of New York, as trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax may be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent transferee furnished to such Person an affidavit that such subsequent transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax may be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 5.2(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.2(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

      7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      8. The Transferee's taxpayer identification number is ______.

      9. The Transferee is either a U.S. Person as defined in Code Section 7701(a)(30) or the Transferee has furnished the Transferor a properly completed Internal Revenue Service Form W-8ECI..

      10. The Transferee is aware that the Certificate may represent one or more interests in a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      11. The Transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer.

      12. The Transferee has historically paid its debts as they came due and the Transferee will continue to pay its debts as they come due in the future; the Transferee understands that, as the holder of the Certificate, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificate and the Transferee intends to pay taxes associated with holding the Certificate as they become due.

      13. The Transferee is a domestic corporation taxable as a regular corporation for U.S. federal income tax purposes (a "taxable domestic C corporation") and is not a real estate investment trust, regulated investment company or REMIC. The Transferee will not cause income from the Certificate to be attributable, for U.S. federal income tax purposes, to a non-U.S. permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer. At the time of the Transfer, and at the close of each of the Transferee's two fiscal years preceding the year of the Transfer, the Transferee's gross assets for financial reporting purposes exceeded $10 million (together, the "Asset Requirements"), and the Transferee hereby covenants that any subsequent Transfer of its Ownership Interest in the Certificate will be to another taxable, domestic C corporation satisfying the Asset Requirements

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _________, 20__.


                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

      Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of ___________, 20____.



                                            ------------------------------------
                                            NOTARY PUBLIC

                                            My Commission expires the ___ day of
                                            ________________, 20___.

                                                          EXHIBIT 1 to EXHIBIT H

                               Certain Definitions

      "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Certificate to such Person may cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC at any time that the Certificates (as defined in the Agreement) are outstanding; provided, however, that if a person is classified as a partnership or a disregarded entity under the Code, such person shall only be a Permitted Transferee if all of its beneficial owners are described in subclauses (a), (b), (c) or (d) of clause
(vi) and the governing documents of such person prohibits a transfer of any interest in such person to any person described in clause (vi). The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

      "Person": Any individual, corporation, partnership, joint venture, association, bank, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

      "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                          EXHIBIT 2 to EXHIBIT H

                         Section 5.2(c) of the Agreement

      (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this
      Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate, and in the case of a Residual Certificate which is also a Private Certificate, either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

      The restrictions on Transfers of a Residual Certificate set forth in this
Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                          _______________, 20___



First Horizon Asset Securities Inc.
First Horizon Home Loan Corporation
4000 Horizon Way
Irving, Texas  75063

The Bank of New York
101 Barclay Street, 8W
New York, New York  10286

      Re: First Horizon Mortgage Pass-Through Trust 2005-2 Mortgage Pass-Through Certificates, Series 2005-2, Class

Ladies and Gentlemen:

      In connection with our disposition of the above Certificates we certify that (a) to the extent we are disposing of a Private Certificate, we understand that the Private Certificate has not been registered under the Securities Act of 1933, as amended (the "Act"), and is being disposed of by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, and (c) to the extent we are disposing of a Residual Certificate, we have no knowledge the transferee is not a Permitted Transferee.

      Capitalized terms used herein shall have the meaning ascribed to such terms in the Pooling and Servicing Agreement dated as of March 1, 2005, by and among First Horizon Asset Securities Inc., as depositor, First Horizon Home Loan Corporation, as master servicer, and The Bank of New York, as trustee, pursuant to which the Residual Certificates were issued.

                                          Very truly yours,


                                          --------------------------------------
                                          Print Name of Transferor

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                                            _____________, 20___

First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas  75063

The Bank of New York
101 Barclay Street, 8W
New York, New York  10286__
Attention:  Mortgage-Backed Securities Group


      Re: First Horizon Mortgage Pass-Through Trust 2005-2 Mortgage Pass-Through Certificates, Series 2005-2, Class ___

Ladies and Gentlemen:

      In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if, in the case of ERISA-Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                          Very truly yours,


                                          --------------------------------------
                                          Print Name of Transferor

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                                    EXHIBIT K

                            FORM OF RULE 144A LETTER

                                                               ___________, 20__



First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas  75063

The Bank of New York
101 Barclay Street, 8W
New York, New York  10286__
Attention:  Mortgage-Backed Securities Group


      Re: First Horizon Mortgage Pass-Through Trust 2005-2 Mortgage Pass-Through Certificates, Series 2005-2, Class ___

Ladies and Gentlemen:

      In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, (e) if an insurance company, in the case of ERISA-restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are purchasing the Certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and our purchase and holding of the Certificates are covered under Sections I and III of PTCE 95-60, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (h) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                          Very truly yours,


                                          --------------------------------------
                                          Print Name of Transferor

                                          By:
                                             -----------------------------------
                                              Authorized Officer

                                                            ANNEX 1 TO EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ ______1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ___ Broker-dealer. The Buyer is a dealer registered pursuant to
         Section 15 of the Securities Exchange Act of 1934.

--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            Date:
                                                 -------------------------------

                                                            ANNEX 2 TO EXHIBIT K

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
         144A).

                  ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
         144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            IF AN ADVISER:

                                            ------------------------------------
                                            Print Name of Buyer


                                            Date:
                                                 -------------------------------

                                    EXHIBIT L

                               REQUEST FOR RELEASE

                     [Substitution of Deleted Mortgage Loans
                                       or
                          Mortgage Loans Paid in Full]

            ____________________________________ Mortgage Loan Files

_____________________ hereby certifies that he/she is an officer of
_____________________, holding the office set forth beneath his/her signature, and hereby further certifies as follows:

(Check One)

[_] With respect to the mortgage loans described in the attached schedule, each such mortgage loan constitutes a "Substitute Mortgage Loan" (as the term is defined in the Pooling and Servicing Agreement).

[_] With respect to the "Mortgage Loans" (as the term is defined in the custodial agreement) described in the attached schedule:

      All payments of principal, premium (if any), and interest have been made with respect to the following:

      Loan Number:_______________________________________



      Borrower's Name: ______________________________



      County: ______________________________________

      We hereby certify that all amounts to be received in connection with such payments have been received.

------------------------------

Dated: ______________________

/  / Vice President

/  / Assistant Vice President

                                    EXHIBIT M

                         REQUEST FOR RELEASE AND RECEIPT
                         [For Servicing and Foreclosure]

            _____________________________________ Mortgage Loan Files

LOAN INFORMATION

         Name of Mortgagor:  __________________________________

         Loan No.:           __________________________________

      The undersigned hereby acknowledges that it has received from FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Custodian for ____________________ Mortgage Loan Files, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Custodial Agreement dated as of __________________ among ___________________ and FIRST TENNESSEE BANK NATIONAL
ASSOCIATION, as Custodian (the "Custodial Agreement").

                             [complete as necessary]

      The undersigned hereby acknowledges an agrees as follows:

      (1) The undersigned shall hold and retain possession of the Documents in trust for the benefit of __________________, solely for the purposes provided in the Custodial Agreement.

      (2) The undersigned shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the undersigned assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The undersigned shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated.

Date:    _____________________



                                            NAME

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                       M-1